Registration No. 333-__________
As filed with the Securities and Exchange Commission on February 12, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	5122	87-0412648
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500
Kalamazoo, MI 49007
(269) 202-5020
(Address, including zip code, and telephone number. Including area code, of principal executive offices)

Philip A. Theodore
Executive Vice President, General Counsel
Medizone International, Inc.
350 East Michigan Avenue, Suite 500
Kalamazoo, Michigan 49007
(269) 202-5020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Kevin R. Pinegar, Esq.
Wayne D. Swan, Esq.
Durham Jones & Pinegar, P.C.
111 S. Main Street, Suite 2400
Salt Lake City, Utah 84111
(801) 415-3000

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☑

Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.001 par value per share	22,233,427	$0.0392	$871,550	$108.51

(1)
We are registering (i) 14,059,041 shares of our common stock that we may put to L2 Capital, LLC (“L2”) and SBI Investments LLC, 2014-1 (“SBI” and, together with L2, the “Investors” or the “selling stockholders”), pursuant to an equity purchase agreement entered into by the Investors with us on January 31, 2018 and (ii) 8,174,386 shares of our Common Stock that we issued to the Investors (4,087,193 to each Investor) as a commitment fee in connection with the equity purchase agreement. In the event of stock splits, stock dividends or similar transactions involving the Common Stock, the number of shares of Common Stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the equity purchase agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices for the registrant’s Common Stock as reported on the OTC Markets on February 8, 2018.

(3)	Based on the average of the high and low sales prices for the registrant’s Common Stock as reported on the OTC Markets on February 8, 2018.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2018

MEDIZONE INTERNATIONAL, INC.

Up to 22,233,427 Shares

Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 14,059,041 shares of the common stock, $0.001 par value per share (“Common Stock”) of Medizone International, Inc., a Nevada corporation (“Medizone,” “we,” or “Company”). The shares of Common Stock are issuable by us to the selling stockholders pursuant to the terms of that certain Equity Purchase Agreement entered into by us with L2 Capital, LLC (“L2”) and SBI Investments LLC, 2014-1 (“SBI”) dated January 31, 2018 (the “Purchase Agreement”). Subject to the terms and conditions of the Purchase Agreement, we have the right to “put,” or sell, up to $10,000,000 worth of shares of our Common Stock to L2 and SBI over a period of 36 months. This arrangement is also sometimes referred to in this prospectus as the “Equity Line.” For more information about the Equity Line, see the discussion beginning on page 1 of this prospectus.  This prospectus also relates to the resale by the selling stockholders of up to 8,174,386 shares of our Common Stock (4,087,193 by each selling stockholder) that we issued to the selling stockholders as a commitment fee (the “Commitment Shares”) with respect to the Purchase Agreement.

For more information about the selling stockholders, please see the section of this prospectus entitled “Selling Stockholders” beginning on page 33.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions at either fixed prices or prevailing market prices at the time of sale, at varying prices or negotiated prices.

L2 and SBI are “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our Common Stock under the Equity Line and the resale of the Commitment Shares, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 34.

We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholders. We will, however, receive proceeds from the sale of shares directly to L2 and SBI pursuant to the Equity Line.

Our Common Stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB” under the symbol “MZEI.” On February 8, 2018, the average of the high and low sales prices of our Common Stock was $0.0392 per share. These prices will fluctuate based on the demand for our Common Stock.

Investing in our Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ __, 2018.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

The Medizone International, Inc., Medizone, AsepticSure®, and other trademarks or service marks of the Company appearing in this prospectus are the property of Medizone International, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before investing in the securities offered hereby, you should read the entire prospectus, including our consolidated financial statements and related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In this prospectus, the terms “Medizone,” “the Company,” “we,” “us,” and “our” refer collectively, to Medizone International, Inc., a Nevada corporation, our subsidiary, Medizone Canada Inc., and the Canadian Foundation for Global Health, a non-profit organization that is affiliated with us.

Our Business

We are a global provider of disinfection solutions. We invented the AsepticSure® system to provide a superior means of disinfecting non-porous surfaces in numerous settings, including hospitals, other healthcare facilities and non-hospital/healthcare facilities. The AsepticSure® system utilizes hydrogen peroxide vapor and ozone in a patented process that achieves a six-log reduction across a broad array of bacterial and viral pathogens. We were incorporated in the State of Nevada on August 24, 1984 as Madison Funding, Inc. We changed our name in March 1986 to “Medizone International, Inc.” when we acquired certain proprietary rights registered under that mark related to a patented developmental oxygen and ozone mixture and process targeted at inactivating lipid enveloped viruses for the intended purpose of decontaminating blood and blood products and assisting in the treatment of certain diseases, and developing related technology and equipment for production and delivery of those products. We subsequently directed our efforts toward the disinfection solutions that are our current business.

Our principal executive office is located at 350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007. Our corporate website is www.medizoneint.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part. Our telephone number at our principal executive office is (269) 202-5020.

The Equity Line

On January 31, 2018 (the “Closing Date”), we entered into that certain Equity Purchase Agreement with the Investors (the “Purchase Agreement”), pursuant to which Investors committed to purchase in the aggregate, up to $10,000,000 of value of the Company’s Common Stock (the “Equity Line”).  On the Closing Date, we issued 4,087,193 shares of Common Stock (the “Commitment Shares”) to each Investor as a commitment fee with respect to the Equity Line. The Commitment Shares were earned in full upon the execution of the Purchase Agreement, and the ownership of the Commitment Shares by the Investors is not contingent upon any other event or condition, including but not limited to the effectiveness of the registration statement of which this prospectus forms a part or our sale of any shares of Common Stock to the Investors pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, provided certain closing conditions are met, we have the right, but not the obligation, to direct the Investors to purchase shares of our Common Stock (the “Put Shares”) (i) in a minimum amount of not less than $20,000 and (ii) in a maximum amount of $1,000,000, provided that the number of Put Shares shall not exceed 300% of the average daily trading volume in the 10 trading days immediately preceding a Put Notice (as defined below).  At any time, and from time to time during the term of the Purchase Agreement (the “Commitment Period”), we may deliver a notice to the Investors (the “Put Notice”) and shall deliver the Put Shares to Investors via DWAC within one trading day.  The Purchase Price for the Put Shares is 85% of the lowest traded price (as reported by Bloomberg Finance L.P.) during the five trading days immediately following the date the Investors receive the Put Shares via DWAC associated with the applicable Put Notice (the “Valuation Period”).  The closing of a Put Notice shall occur within one trading day following the end of the respective Valuation Period, whereby (i) the Investors shall deliver the investment amount to us by wire transfer of immediately available funds and (ii) the Investors shall return surplus Put Shares if the value of the Put Shares delivered to the Investors causes us to exceed the maximum commitment amount. We shall not deliver another Put Notice to the Investors within seven trading days of a prior Put Notice.

Our right to issue and sell the Put Shares to the Investors is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) an effective registration statement for resale by the Investors of the Put Shares and Commitment Shares, (ii) the accuracy of our representations and warranties, (iii) our performance of our obligations under the Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of the Common Stock, (v) limitation of each Investor’s beneficial ownership to no more than 9.99%, (vi) our maintaining our DWAC-eligible status, (vii) our maintaining a sufficient number of authorized shares of Common Stock in reserve, and (viii) the minimum pricing for the Put Shares in the five trading days immediately preceding the respective Put Date exceeding $0.01.

The obligation of the Investors to purchase Common Stock from us will expire (the “Commitment Period”) on the earlier of (i) the date on which the Investors shall have purchased $10,000,000 value of shares of Common Stock from us pursuant to the Equity Line, (ii) January 31, 2021, or (iii) upon our provision of written notice to the Investors that we elect to terminate the Purchase Agreement.  Neither of the Investors, nor any affiliate of either of the Investors acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

In connection with the Purchase Agreement, we also entered into Registration Rights Agreement requiring us to prepare and file a registration statement registering the resale of the shares to be issued to the Investors under the Purchase Agreement and the Commitment Shares (the “Registrable Shares”), to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) the date as of which the Investors may sell all the Registrable Shares owned by them without restriction under Rule 144 promulgated under the Securities Act, or (ii) the date they have sold all the Registrable Shares and no “Available Amount” remains under the Purchase Agreement.  In accordance with the Registration Rights Agreement, on February 12, 2018, we filed the registration statement of which this prospectus is a part registering the resale by the Investors of up to 14,059,041 shares that may be issued and sold to the Investors under the Equity Line and 8,174,386 Commitment Shares.  This registration statement was declared effective by the Securities and Exchange Commission (“SEC”) on _______ [*], 2018.

The shares being offered pursuant to this prospectus by selling stockholders will represent approximately 5.6% of our shares of Common Stock issued and outstanding held by non-affiliates of our Company as of the date of this prospectus assuming the offering is fully subscribed.

The foregoing description of the terms of the Purchase Agreement and Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.7 and 10.8 to our Current Report on Form 8-K dated February 6, 2018, and incorporated into this registration statement by reference. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

We intend to sell shares of Common Stock periodically under the Purchase Agreement and the Investors may, in turn, sell such shares to investors and determine at what price they will sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. This may cause our stock price to decline, which will require us to issue increasing numbers of shares of Common Stock under the Equity Line to raise the intended amount of funds as our stock price declines.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $10,000,000, we anticipate that the actual likelihood that we will be able access the full amount of the Equity Line is low due to several factors, including that our ability to access the Equity Line is affected by the average daily trading volume of our stock, which may limit the maximum dollar amount of each Put Notice we deliver, and our stock price. Our use of the Equity Line will continue to be limited and restricted if our share trading volume or the market price of our stock continue at their current levels or decrease further in the future from the volume and stock prices reported over the past year. Further, if the price of our stock remains at $0.0392 per share (which represents the average of the high and low reported sales prices of our Common Stock on February 8, 2018), the sale by the selling stockholders of all 14,059,041 of the shares offered under this prospectus would mean we would receive only $468,447 from our sale of shares under the Equity Line. Our ability to issue shares in excess of the 14,059,041 shares covered by the registration statement of which this prospectus is a part will be subject to our filing a subsequent registration statement with the SEC and the SEC declaring it effective.

At current market prices, it will be necessary for us to increase the number of our authorized shares of Common Stock in order to issue shares under the Equity Line in the future, if we want to raise the full available amount of $10,000,000.  Increasing the number of our authorized shares will require further board and stockholder approval.  We intend to seek stockholder approval to increase our authorized capital, but there is no assurance we will obtain the approval necessary.   Accordingly, because our ability to deliver Put Notices under the Purchase Agreement is subject to a number of conditions, there is no guarantee that we will receive all or any portion of the $10,000,000 that is otherwise contractually available to us under the Equity Line.

January 31, 2018 Convertible Note and Warrant Financing Transaction

On January 31, 2018, we entered into identical securities purchase agreements (the “Securities Purchase Agreements”) with the Investors, pursuant to which we issued to the Investors identical unsecured convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $285,000.  The Notes accrue interest (payable at maturity of the Notes) at a rate of 8% per annum and mature six months from the issue date.  The Notes were issued with original issue discount of $17,500.  Furthermore, an additional $10,000 was subtracted from the proceeds paid to us to reimburse the Investors for their legal fees in connection with the preparation of the Notes and the related investment agreements.  Accordingly, the net proceeds we received for each Note was $125,000.  We received total net proceeds of $250,000 for both Notes.   The Notes are convertible at any time at the option of the Investors into shares of Common Stock at a conversion price of $0.05 per share, which conversion price is subject to adjustment upon the occurrence of certain events of default with respect to the Notes; provided, however, that in no event shall an Investor be entitled to convert any portion of a Note in excess of that portion of the Note on conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Investor and its affiliates (disregarding for this purpose certain other shares that may be deemed to be beneficially owned by the Investor) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Note with respect to which the determination of beneficial ownership is being made, would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  However, an Investor may increase the 4.99% limitation to 9.99% by providing 61 calendar days prior written notice to the Company.  We may prepay the amount outstanding under either Note at any time by making a payment to the holder of an amount in cash equal to 130% multiplied by the total outstanding amount owed under the Note at such time of repayment. The Investor may convert the Note in whole or in part at any time after it has been called for redemption.

In connection with the issuance of the Notes, each Investor also received a warrant (collectively, the “Warrants”) to purchase 2,833,168 shares of Common Stock. The Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m. Eastern Standard Time on the date that is the five-year anniversary of their issuance. The exercise price per share of the Warrants is equal to 110% multiplied by the closing bid price of the Common Stock on the issuance date, which was $0.0379 per share. The Warrants include a cashless net exercise provision whereby the holder can elect to receive shares equal to the value of the Warrants minus the fair market value of shares being surrendered to pay for the exercise. The Warrants contain customary anti-dilution provisions.

The foregoing description of the terms of the Securities Purchase Agreements, the Notes and the Warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to our Current Report on Form 8-K dated February 5, 2018, and incorporated into this registration statement by reference. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

Risks Associated with Our Business

Our ability to execute our strategy and to capitalize on our competitive strengths is subject to a number of risks more fully discussed in the “Risk Factors” beginning on page 5. Before you invest in our shares, you should carefully consider all of the information in this prospectus, including matters set forth under the heading “Risk Factors,” such as:

•	our history of losses and the fact that we have significant accumulated deficits, and that we can expect losses to continue for the foreseeable future;
•	our net operating losses and our lack of revenues will require that we finance our operations through the sale of our securities for the foreseeable future;
•	the commercialization of our technology;
•	technological advances by our competitors;
•	changes to regulatory requirements relating to environmental approvals for the disinfection of health care facilities and the capital needs to fund any delays or extensions of development programs;
•	delays in the manufacture of new and existing products by us or third-party contractors;
•	market acceptance of the AsepticSure® system;
•	the loss of any key employees;
•	delays in obtaining federal, state or local regulatory clearance for the AsepticSure® system
•	changes in governmental regulations; and
•	availability of capital on terms satisfactory to us.

THE OFFERING

Common Stock offered by selling stockholders	22,233,427 shares. No shares of Common Stock are offered by the Company under this prospectus.

Common Stock outstanding before the Offering	415,191,788 shares as of February 8, 2018.

Common Stock outstanding after the Offering
429,250,829 shares, assuming the issuance and resale of all of the shares of Common Stock covered by the registration statement of which this prospectus forms a part. The number of shares of Common Stock to be outstanding after the Offering excludes (i) 23,873,836 shares issuable upon the exercise of stock options and warrants at a weighted average price of $0.0844 per share, outstanding as of December 31, 2017 and (ii) 6,100,000 shares of our Common Stock issuable upon the conversions of the Notes.

Terms of the Offering	The selling stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	Subject to the terms of the Equity Line, this Offering will terminate 36 months after the registration statement of which this prospectus forms a part is declared effective by the SEC.

Use of Proceeds
We will not receive any proceeds from the sale of the shares of Common Stock offered by the selling stockholders. However, we will receive proceeds from sales of our Common Stock to the selling stockholders under the Purchase Agreement. The proceeds from the sale of shares to the selling stockholders under the Purchase Agreement will be used for working capital and general corporate purposes. See, “Use of Proceeds” on page 12.

Plan of Distribution
The selling stockholders may, from time to time, sell any or all of their shares of Common Stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. For further information, see “Plan of Distribution” beginning on page 34.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 5.

OTCQB Symbol	MZEI

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to Our Financial Condition

We have a history of losses and have a substantial accumulated deficit, which raise substantial doubt about our ability to continue as a going concern. The report of our auditors on our consolidated financial statements for the years ended December 31, 2016 and 2015, as well as for prior years, contains an explanatory paragraph raising substantial doubt about our ability to continue as a going concern. Our significant losses since inception and accumulated deficit of $39,694,304 as of September 30, 2017, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

We expect losses to continue for the foreseeable future. No assurance can be given that our business activities will ever generate substantial revenues. Even with funding to continue our research and development activities, we expect to continue to incur substantial losses for the foreseeable future.

We currently have limited financing to meet our operating expenses. We will require additional financing in the future to cover our operating costs. If we are unable to obtain additional financing or to generate significant revenues from sales of our disinfection systems, we may be required to file for bankruptcy or liquidate. We have financed our operations since inception primarily by the sale of our Common Stock in small private placements to accredited investors and drawdowns under a prior equity line of credit. There is no assurance we will successfully accomplish our objectives or that necessary additional financing will be obtained in a timely manner or on terms that are acceptable to us.

Our net operating losses and our lack of revenues will require that we finance our operations through the sale of our securities for the foreseeable future. We will require substantial additional capital to meet our obligations and to commercialize our technology. The lack of assets and borrowing capacity makes it most likely that funding, if obtained, will be through sales of our Common Stock or other securities. The sale of equity securities or of securities that are convertible into our Common Stock will result in possible significant dilution to our stockholders and may adversely affect the trading price of our Common Stock. No assurances can be given that we will be able to obtain sufficient additional capital to continue our research and development programs and our efforts to commercialize the AsepticSure® system, or that any additional financing will be sufficient to satisfy our ongoing administrative and operating expenses for any significant period of time.

Risks Related to Our Business

We currently have a limited sales, marketing and distribution organization. If we are unable to develop our sales, marketing and distribution capability on our own or through collaborations with marketing partners, we will not be successful in commercializing our products. We intend to establish our sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our products and product candidates, which will be expensive and time-consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our products. We may also distribute our products through independent contractor and distribution agreements with companies possessing established sales and marketing operations in the medical device industry, but there can be no assurance that we will be able to build a successful sales and marketing infrastructure or enter into independent contractor and distribution agreements on terms acceptable to us or at all. To the extent that we enter into co-promotion or other licensing arrangements, our product revenue is likely to be lower than if we directly marketed or sold our products. In addition, any revenue we receive would depend in whole or in part upon the efforts of such third parties, which may not be successful and are generally not within our control. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize the AsepticSure® system. If we are not successful in commercializing our existing and future products, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

Our reliance on patented technology may limit the scope of our protection and may increase the cost of doing business if we are required to enforce our rights under existing and future patents. Our success will depend, in large part, on our ability to obtain and enforce patents, maintain our trade secrets and operate without infringing on the proprietary rights of others, both in the United States and in other countries. The patent positions of companies can be uncertain to some extent and involve complex legal and factual questions, and, therefore, the scope and enforceability of claims allowed in patents are not predictable with absolute accuracy. Our rights depend in part upon the breadth and scope of protection provided by our patents and the validity of those patents. Any failure to maintain the issued patents also could adversely affect our business. We intend to file additional patent applications (both U.S. and foreign), when appropriate, relating to our technologies, improvements to the technologies and for specific products. There can be no assurance that any issued patents or pending patent applications will not be challenged, invalidated or circumvented. There can also be no assurance that the rights granted under patents will provide us with adequate proprietary protection or competitive advantages.

Our commercial success will also depend in part, on our ability to avoid infringing patents issued to others or breaching any technology licenses upon which our products and services are based. It is uncertain whether any third-party patents will require us to alter our products or processes, obtain licenses or cease certain activities. In addition, if patents have been issued to others, which contain competitive or conflicting claims and such claims are ultimately determined to be valid, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. If any licenses are required, there can be no assurance we will be able to obtain necessary licenses on commercially favorable terms, if at all. The breach of an existing license or the failure to obtain a license to any technology that we may require in order to commercialize our products may have a material adverse impact on our business, results of operations and financial condition. Litigation in those events or to enforce patents licensed or issued to us or to determine the scope or validity of third-party proprietary rights would be costly and time consuming. If competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if the eventual outcome is favorable to us. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require that we stop using such technology. We also rely on secrecy to protect portions of our technology for which patent protection has not yet been pursued or which is not believed to be appropriate or obtainable in addition to any information of a confidential and proprietary nature relating to us, including but not limited to our know-how, trade secrets, methods of operation, names and information relating to existing or potential vendors or suppliers and customer names and addresses.

We intend to protect our patents, unpatentable and unpatented proprietary technology and processes, in addition to other confidential and proprietary information in part, by confidentiality agreements with employees, collaborative partners, consultants and certain contractors. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and other confidential and proprietary information will not otherwise become known or be independently discovered or reverse-engineered by competitors.

Our testing and business activities may involve the use of hazardous substances. Our research and development activities, and the application of our technology, may involve the controlled use of materials or substances that may, if used or employed improperly, prove hazardous to the respiratory system. Although we have designed our system to employ such potentially hazardous or toxic materials and substances in a manner that minimizes their adverse effects, there is a potential risk to those working with and around the substances if they fail to follow the measures we have adopted for their proper use. The injury or illness resulting from the use of our system may subject us to legal claims and possible liability.

We face significant competition, including competition from larger and better funded enterprises. We face competition from well-funded and significantly larger companies, some of which enjoy significant name recognition or market share in the sterilization and decontamination industries. We may not be successful in our efforts to compete with these companies. There can be no assurance that our technology will have advantages over those of competitors which will be sufficient to cause customers to use it. The products in which our technology may be incorporated will compete with products currently marketed, and competition from such products is expected to increase. Many of the companies currently producing products or using disinfectant or sterilization techniques have significantly greater financial resources and expertise in research and development, marketing, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals and marketing. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large third parties. Academic institutions, governmental agencies and public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for product and clinical development and marketing. Many of these competitors have products or techniques approved or in development and operate large, well-funded research and development programs. Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or ultimately proved safer or more effective than our technology.

Our business may subject us to the potential for product liability claims. Although we intend to insure for this liability, the claims might in some cases exceed the amount of coverage available to us. The testing, marketing, sale and use of medical or clinical products and other products using our technology involve unavoidable risks. The use of any of our potential products in clinical or other tests or as a result of the sale of our products, or the use of our technology in products, may expose us to potential liability resulting from the use of such products. That liability may result from claims made directly by consumers or by regulatory agencies, companies or others selling such products. We currently have product liability insurance coverage. We anticipate maintaining appropriate insurance coverage as products continue to be manufactured. We cannot assure that the insurance can be acquired at a reasonable cost or in sufficient amounts to protect us against all potential liability. The obligation to pay any product liability claim in excess of insurance coverage or the recall of any products incorporating our technology could have a material adverse effect on our business, financial condition and future prospects.

If we are to succeed in implementing our business plan, we will need to engage and retain trained and qualified staff. While thus far we have been able to engage and maintain qualified staff, particularly for research and the development of our system, there is no assurance that we will succeed in retaining the personnel needed to meet our needs as operations expand. Even if additional financing is obtained, there can be no assurance that we will be able to attract and retain such individuals on acceptable terms, when needed, and to the degree required. We anticipate that any clinical development or other approval tests in which we participate will be augmented by agreements with universities and/or medical institutions or other personnel. It is likely that our academic collaborators will not become our employees. As a result, we will have limited control over their activities and can expect that only limited amounts of their time will be dedicated to our business activities. Our academic collaborators also may have relationships with other commercial entities, some of which could compete with us.

We do not own manufacturing capability. We currently must rely on third parties to manufacture the AsepticSure® system. This arrangement decreases our control over the manufacturing process and may result in problems relating to costs, quality control and warranty issues. Although we might build or acquire our own manufacturing facility in the future, at this time we have no manufacturing capability or capacity to produce any products utilizing our disinfection technology, including any products to be used in any required clinical or other tests. We initially intend to develop relationships with other companies to manufacture those components and/or products, as we have already done, and we will act as specification developer and final assembly manufacturer for selected products only. The products currently being developed and sold by us have never been manufactured on a commercial scale and there can be no assurance that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. Any delay in availability of products may result in a delay in the submission of products for any required regulatory approval or market introduction, subsequent sales of such products, which could have a material adverse effect on our business, financial condition, or results of operations. Our manufacturing processes may be labor intensive and, if so, significant increases in production volume would likely require changes in both product and process design in order to facilitate increased automation of our then-current production processes. There can be no assurance that any such changes in products or processes or efforts to automate all or any portion of our manufacturing processes would be successful, or that manufacturing or quality problems will not arise as we initiate production of any products we might develop.

We are subject to extensive regulatory requirements and must receive and maintain regulatory clearance or approval for the AsepticSure® system. Failure to receive or to maintain, or delays in receiving, clearance or approvals may adversely affect our results of operations and financial condition. Our operations are subject to extensive regulation in the United States and in other countries where we do business. In the United States, the United States Food and Drug Administration (“FDA”), the United States Environmental Protection Agency (“EPA”) and other governmental authorities regulate the development, manufacture, sale, and distribution of the AsepticSure® system. Government regulations include detailed inspection of, and controls over, research and development, clinical investigations, product approvals and manufacturing, marketing and promotion, sampling, distribution, record-keeping, storage, and disposal practices. In Europe, the AsepticSure® system is regulated primarily by country and community regulations of those countries within the European Economic Area where we do business and the system must conform to the requirements of those authorities.

Compliance with applicable regulations is a significant expense for us. Past, current or future regulations, their interpretation, or their application could have a material adverse impact on our operations. Also, additional governmental regulation may be passed that could prevent, delay, revoke, or result in the rejection of regulatory clearance of our products. We cannot predict the effect on our operations resulting from current or future governmental regulation or the interpretation or application of these regulations.

Regulatory agencies may refuse to grant approval or clearance, or review and disagree with our interpretation of approvals or clearances, or with our decision that regulatory approval is not required or has been maintained. Regulatory submissions may require the provision of additional data and may be time consuming and costly, and their outcome is uncertain. Regulatory agencies may also change policies, adopt additional regulations, or revise existing regulations, each of which could prevent or delay approval or clearance of devices, or could impact our ability to market a previously cleared, approved or unregulated device. Our failure to comply with the regulatory requirements of the FDA, the EPA or other applicable regulatory requirements in the United States or elsewhere might subject us to administratively or judicially imposed sanctions. These sanctions could include, among others, warning letters, fines, civil penalties, criminal penalties, injunctions, debarment, product seizure or detention, product recalls and total or partial suspension of production, sale and/or promotion. The failure to receive or to maintain, or delays in the receipt of, relevant United States or international qualifications could have a material adverse effect on our business, results of operation or financial condition.

General economic conditions may affect our revenue and harm our business. Unfavorable changes in economic conditions, including declining consumer confidence, inflation, recession or other changes, may lead customers to delay or reduce purchases of our products and services, adversely affecting our results of operations and financial condition. Challenging economic conditions also may impair the ability of our customers or distributors to pay for products or services they have purchased. As a result, reserves for doubtful accounts and write-offs of accounts receivable could become necessary. Our cash flows may be adversely affected by delayed payments or underpayments by our customers.

Market Risks

There is only a volatile, limited market for our common stock. Recent history relating to the market prices of public companies indicates that, from time to time, there may be periods of extreme volatility in the market price of securities because of factors unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock, and this is especially true for stock traded on the OTC Markets or OTCQB.  During the year ended December 31, 2017, our common stock traded on the OTCQB from a high closing price of $0.15 to a low of $0.03 per share. See “Market for Common Stock and Other Related Stockholder Matters” on page 13. General market price declines, market volatility, especially for low priced securities, or factors related to the general economy or to our business in the future could adversely affect the price of the common stock. With the low price of our Common Stock, any issuance of shares of Common Stock by us would be dilutive to existing stockholders, thereby limiting the nature of future equity placements.

If we are unable to maintain effective internal controls over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the trading price of our Common Stock may be negatively affected. We are subject to Section 404 of the Sarbanes-Oxley Act (“SOX”), which requires us to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. We have consumed and will continue to consume management resources and to incur expenses for SOX compliance on an ongoing basis. If we identify material weaknesses in our internal controls over financial reporting, or if we are unable to comply with the requirements of Section 404 in a timely manner or to assert that our internal controls over financial reporting are effective, investors may lose confidence in the accuracy and completeness of our financial reports and the trading price of our Common Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention. We also are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and likely will continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. In addition, complying with public disclosure rules makes our business more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be materially adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We have never paid dividends, and there can be no assurance that we will pay dividends in the future. Although our Board of Directors has determined that if we were to become profitable in the future, a dividend may be declared from earnings legally available for such a distribution, there is no assurance that we will become profitable or that we will have distributable income that might be distributed to stockholders as a dividend or otherwise in the foreseeable future. As a result, until such time, if ever, that dividends are declared with respect to our Common Stock, an investor would only realize income from an investment in our shares if there is an increase in the market price of our Common Stock, which is uncertain and unpredictable.

Our Board of Directors may authorize the issuance of preferred stock and designate rights and preferences that will dilute the ownership and voting interests of existing stockholders without their approval. Our Articles of Incorporation authorize us to issue preferred stock. Our Board of Directors is authorized to designate, and to determine the rights and preferences of any series or class of preferred stock. The Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which are senior to the Common Stock or which could adversely affect the voting power or other rights of the existing holders of outstanding shares of preferred stock or Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance of additional shares of preferred stock may also adversely affect an acquisition or change in control of the Company.

Our continued sale of equity securities will dilute existing stockholders and may adversely affect the market price for our Common Stock. Given our current business and operating needs, we will require additional financing, which will require the issuance of additional shares of our equity or debt securities convertible into equity securities. We expect to continue our efforts to acquire financing in the future to fund additional growth, product manufacturing and development expenses, and administrative expenses, among other expenses, which will result in future and possibly significant dilution to existing stockholders.

Certain provisions of our articles of incorporation could discourage potential acquisition proposals or change in control. Our Board of Directors, without further stockholder approval, may issue Preferred Stock that would contain provisions that could have the effect of delaying or preventing a change in control or which may prevent or frustrate any attempt by stockholders to replace or remove the current management. The issuance of shares of Preferred Stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The trading market for our Common Stock is limited and investors who purchase shares from the selling shareholders may have difficulty selling their shares.  The public trading market for our Common Stock is limited.  Our Common Stock is quoted on the OTC Markets.  Nevertheless, the OTCQB is a relatively unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets.  Purchasers of our Common Stock therefore may have difficulty selling their shares should they desire to do so.

Our Common Stock is subject to the “Penny Stock” rules of the SEC. The trading market for our Common Stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. The SEC has adopted Rule 15g-9 which defines “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:
•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:
•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure must also be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell shares of our Common Stock. In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and may have an adverse effect on the market for our shares.

Risks Related to our Financing Arrangements

We may be unable to repay our convertible promissory notes when they mature.  On January 31, 2018, we issued Notes to the Investors.  The Notes accrue interest (payable at maturity of the Notes) at a rate of 8% per annum and mature six months from the issue date.  There is no assurance that we will be able to repay the Notes when they mature, if the Investors do not convert them into shares of Common Stock.  If we fail to pay the principal of and interest on the Notes when due, we will likely be required to seek protection under applicable bankruptcy laws.

Resales of shares purchased by the Investors under the Purchase Agreement may cause the market price of our Common Stock to decline.  Pursuant to the Purchase Agreement, we have the right, but not the obligation, to direct the Investors to purchase shares of Common Stock having a value in the aggregate of up to $10,000,000 at a price that is discounted 15% to the lowest traded price of our Common Stock during the five trading days immediately following the date we deliver the Put Shares to the Investors under a Put Notice. The Investors will have the financial incentive to sell the shares of Common Stock issuable under the Purchase Agreement upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our Common Stock to decline. Following their purchase of the Put Shares, the Investors may offer and resell the shares of Common Stock received in connection with puts under the Equity Line at a price and time determined by them. The timing of sales and the price at which the shares are sold by the selling stockholders could have an adverse effect upon the public market for our Common Stock. Although the Investors are statutory underwriters, there is no independent or third-party underwriter involved in the offering of the shares held by or to be received by the Investors under the Equity Line, and there can be no guarantee that the disposition of those shares will be completed in a manner that is not disruptive to the market for our Common Stock. We may be unable to continue to make draws or put shares to the Investors if the trading volume in our stock is not sufficient to allow the Investors to sell the shares put to them.

Puts under the Purchase Agreement may cause dilution to existing stockholders. Existing stockholders likely will experience increased dilution with decreases in market value of Common Stock in relation to our issuances of shares under the Equity Line, which could have a material adverse impact on the value of their shares. The formula for determining the number of shares of Common Stock to be issued under the Equity Line is based, in part, on the market price of the Common Stock and is equal to the lowest closing bid price of our Common Stock over the five trading days after the Put Notice is tendered by us to the Investors. As a result, the lower the market price of our Common Stock at and around the time we put shares under the Equity Line, the more shares of our Common Stock the Investors receive. Any increase in the number of shares of our Common Stock issued upon puts of shares as a result of decreases in the prevailing market price would compound the risks of dilution. The Investors may resell some, if not all, of the shares that we issue to them under the Purchase Agreement and such sales could cause the market price of our Common Stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of Put Shares to raise the maximum amount contractually committed under the Equity Line. Under these circumstances, the existing stockholders of the Company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by the selling stockholders, and because our existing stockholders may disagree with a decision to sell shares under the Equity Line at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

There is an increased potential for short sales of our Common Stock due to the sale of shares pursuant to the Purchase Agreement, which could materially affect the market price of our Common Stock. Downward pressure on the market price of our Common Stock that likely will result from resales of the Common Stock issued pursuant to the Purchase Agreement could encourage short sales of Common Stock by market participants other than the Investors. Generally, short selling means selling a security not owned by the seller. The seller is committed to eventually purchase the security previously sold. Short sales are used to capitalize on an expected decline in the security’s price – typically, investors who sell short believe that the price of the stock will fall, and anticipate selling at a price higher than the price at which they will buy the stock. Significant amounts of such short selling could place further downward pressure on the market price of our Common Stock.

There can be no guarantee that the proceeds available to us under the Purchase Agreement will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations. There is no assurance that the funds available to us under the Purchase Agreement will be sufficient to allow us to continue our marketing and sales efforts to the point we achieve profitable operations.

Although we are restricted from selling shares under the Purchase Agreement to the Investors if the purchase of such shares would result in the purchaser owning more than 9.99% of our issued and outstanding shares of Common Stock following such issuance, such restriction does not prevent the Investors from selling a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders. We are prohibited from selling shares to the Investors pursuant to the Purchase Agreement if the sale of shares would result in that purchaser holding more than 9.99% of the then-outstanding shares of Common Stock.  This restriction, however, does not prevent the purchaser from selling shares of Common Stock received pursuant to the Purchase Agreement, and then receiving additional shares of Common Stock in connection with a subsequent Put Notice. In this way, an Investor could sell more than 9.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 9.99% at one time.

Because the purchase price paid by the Investors for the shares of issued under the Purchase Agreement is based on discount to the market price of our Common Stock, if the market price declines, we may be unable to continue to sell shares of our Common Stock pursuant to the Purchase Agreement without registering additional shares, which would impose additional costs in connection with the Purchase Agreement. If the market price of our Common Stock declines, the number of shares of Common Stock issuable in connection with the Purchase Agreement will increase. Accordingly, the shares registered for resale under this prospectus may be insufficient to permit us to issue additional shares in connection with the Purchase Agreement. In such an event, we would be required to, and would, file additional registration statements to cover the resale of additional shares issuable pursuant to the Purchase Agreement. The filing of the additional registration statement would impose additional costs in connection with the Purchase Agreement.

There is no guarantee that we will satisfy the conditions to the Purchase Agreement.  Although the Purchase Agreement provides that we can require the Investors to purchase, at our discretion, up to $10,000,000 worth of shares of Common Stock in the aggregate, our ability to put shares to them and to obtain funds when requested is limited by the terms and conditions of the Purchase Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put at any one time, which is determined in part by the trading volume of our Common Stock, and a limitation on our ability to put shares to the extent that it would cause the purchaser of the shares to beneficially own more than 9.99% of the outstanding shares of our Common Stock.

We may not have access to the full amount available under the Purchase Agreement. Our ability to sell shares under the Purchase Agreement requires that a registration statement be declared effective and continue to be effective registering the resale of shares issuable under the Purchase Agreement. The registration statement of which this prospectus is a part registers the resale of 22,233,427 shares of our Common Stock issuable under the Financing. Our ability to sell any additional shares under the Purchase Agreement will be contingent on our ability to prepare and to file one or more additional registration statements registering the resale of such additional shares. These registration statements (and any post-effective amendments thereto) may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements (and any post-effective amendments thereto) cannot be assured. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares under the Financing. Increasing the number of our authorized shares will require board and, and in some cases, stockholder approval. Accordingly, because our ability to access any amounts under the Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to access all $10,000,000 of the proceeds.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

The selling stockholders are selling all of the shares of our Common Stock covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the Common Stock. However, we will receive proceeds from any sale of the Common Stock under the Equity Purchase Agreement to the Investors. We intend to use the net proceeds received from such sales for working capital and general corporate needs.

DIVIDEND POLICY

We have had only minimal revenues and we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors has stated its intention to declare a dividend on our Common Stock from our surplus earnings. There is no assurance that we will ever become profitable or that we will have surplus earnings from which a dividend can be paid. The declaration of dividends will be at the discretion of the Board of Directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

MARKET FOR COMMON STOCK AND OTHER RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTC Markets under the symbol MZEI. The following table sets forth the quarterly high and low prices of the Common Stock for the past two years. The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2016	High	Low
First Quarter Ended March 31	$0.10	$0.04
Second Quarter Ended June 30	$0.07	$0.04
Third Quarter Ended September 30	$0.10	$0.05
Fourth Quarter Ended December 31	$0.15	$0.07

Fiscal Year 2017	High	Low
First Quarter Ended March 31	$0.15	$0.08
Second Quarter Ended June 30	$0.11	$0.06
Third Quarter Ended September 30	$0.10	$0.06
Fourth Quarter Ended December 31	$0.06	$0.03

Holders

As of December 31, 2017, there were approximately 2,247 holders of record of our Common Stock and 408,317,402 shares of our Common Stock outstanding.

Dividend Policy

We have had only minimal revenues and we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors has stated its intention to declare a dividend on our Common Stock from our surplus earnings. See “Dividend Policy,” on page 12.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes which have been included in this prospectus. This discussion contains forward-looking statements about our business. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” beginning on page 5, and elsewhere in this prospectus.

Introduction

We are engaged in conducting research into the use of ozone in the disinfection of surgical and other medical treatment facilities and in other applications. During 2012, we began to sell our first generation patented ozone disinfection system, AsepticSure®, and have been primarily focused in the field of hospital disinfection, rather than human therapies. With recent clearance from the US Environmental Protection Agency, or EPA, we began to introduce our third and latest technology commercially for use in disinfection and treatment of athletic facilities, sports equipment, preparation rooms in mortuary facilities, and remediation of buildings and hazardous cleanup sites. We are in discussion with the US Food and Drug Administration or FDA to obtain appropriate clearance of our technology. We cannot predict when or if we will generate sufficient cash flows from operating activities to fund continuing or planned operations. If we fail to obtain additional funding, we will be forced to suspend or permanently cease operations, and may need to seek protection under U.S. bankruptcy laws.

Recent Developments

We submitted a 513(g) request to the FDA on May 17, 2017 and received a written response from the FDA on August 22, 2017. The FDA recommended that we proceed to market through the de novo classification pathway given our novel technology compared to other FDA-regulated disinfection systems. We had a follow up meeting with representatives of the FDA on January 18, 2018 to discuss the planned submission of a marketing application for the AsepticSure® system.

On September 18, 2017, David A. Dodd was appointed as Chief Executive Officer and a member of our Board of Directors. David Esposito, the former Interim CEO, continues as Chairman of the Board.

On October 16, 2017, we announced that we have received approval to use CE Marking on the AsepticSure® system for distribution in the European Union and its member states. CE Marking on a product is a manufacturer’s declaration that the product complies with the essential requirements of the relevant European health, safety and environmental protection legislation.

In October 2017, we announced that we had entered into an exclusive Product Supply and License agreement with Innovasource, a leading manufacturer of cleaning, deodorizing and disinfecting products.

On November 1, 2017, Philip A. Theodore was appointed as our Executive Vice President, Operations and Administration, General Counsel and Corporate Secretary.

On January 30, 2018, Mr. Jude P. Dinges was appointed as our Executive Vice President, Chief Commercial Officer.

On January 31, 2018, we entered into the Purchase Agreement and received the proceeds under the Notes.

Results of Operations

Two Years Ended December 31, 2016

For the year ended December 31, 2016, we had a net loss of $2,673,836, compared to a net loss for 2015 of $2,035,922. For the year ended December 31, 2016, we had a total comprehensive loss of $2,684,911, compared to a total comprehensive loss for 2015 of $2,014,719. The primary reasons for the increase in net loss are (1) non-cash expense incurred in connection with warrants issued to purchase up to $1,000,000 of our Common Stock to a distributor under an amended distribution agreement, and (2) higher legal costs, primarily in connection with the Company’s annual meeting of stockholders. The increase was offset, in part, by significantly decreased stock-based compensation expense in 2016 compared to expense in 2015 related to options granted to directors, officers, employees and consultants. Our primary expenses are payroll and consulting fees, research and development expenses, office expenses, interest expense and compensation expense recorded as a result of our granting of stock options. Net loss per common share was ($0.01) in 2016 and 2015.

For the year ended December 31, 2016, we had sales of $237,000 compared to sales of $197,000 for the year ended December 31, 2015. Related cost of goods sold totaled $203,460 and $114,811 for the years ended December 31, 2016 and 2015, respectively. We anticipate that as we commence our commercial launch of the AsepticSure® system in the United States in late 2017, our revenues will increase. In 2015, we recognized revenue for previously received deposits from customers totaling $30,000 for units delivered in 2015.

General and administrative expenses for 2016 were $2,068,391 compared to $1,737,175 for 2015. The key expenses include payroll and consulting fees, professional fees, director fees, and compensation expense recorded as a result of granting stock options. The increase in expense is primarily due to expense associated with issuing warrants to purchase up to $1,000,000 of Common Stock to a distributor as a result of an amended distribution agreement and higher legal fees, offset, in part, by significantly reduced stock-based compensation expense in 2016 for options granted to directors, employees and consultants in comparison to 2015. The remaining general and administrative expenses include rent, office expenses and travel expenses. We anticipate that our general and administrative expenses will increase in late 2017 as we prepare for and implement the commercial launch of the AsepticSure® system in the United States.

Research and development expenses for 2016 were $501,734, compared to $299,649 for 2015. The increase from the prior year was primarily due to consulting and engineering costs related to upgrading AsepticSure® units. Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development. We anticipate our research and development expenses will remain approximately the same in 2017.

Warrants to purchase our Common Stock that do not meet the requirements for classification as equity, in accordance with the Derivatives and Hedging Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), are classified as liabilities. We record these derivative financial instruments as liabilities in our balance sheet measured at their fair value. We record changes in fair value of such instruments as non-cash gains or losses in the consolidated statements of operations. In October 2016, we recorded a warrant liability of $938,051 related to the issuance of warrants for up to $1,000,000, for which the number of shares will be determined based on a 20-day average stock price prior to the date of exercise with the exercise price discounted at 40%. As of December 31, 2016, we recorded a loss on the warrant liability of $47,212. A loss on change in warrant liability represents an increase in the amount of our warrant liability during that year. The warrants expire on January 30, 2018.

Notes payable totaled $372,332 as of December 31, 2016, and $372,396 as of December 31, 2015. Interest expense on these obligations totaled $33,850 for 2016 and $27,872 for 2015. The interest rates on this debt ranged from 4.88% to 12.00% per annum.

We anticipate that our revenues, related cost of goods sold and general and administrative expenses (including selling expenses) will increase in 2017 as we launch the AsepticSure® system in the U.S., while research and development expenses remain approximately the same.

Three Months Ended September 30, 2017 and 2016

During the three months ended September 30, 2017, we continued our primary focus of identifying strategic and financial partners while we seek to expand our commercial operations in key markets around the world. Our distributors outside of the United States continue to make progress in demonstrating the efficacy of the AsepticSure® system in hospitals and in building remediation. In the United States, we continue to make commercial progress with our sales channel partners in meeting with potential customers in various segments including healthcare, athletic facilities, building construction and funeral homes.

For the three months ended September 30, 2017 and 2016, we had net losses of $370,249 and $424,521, respectively.  Our primary expenses are payroll and consulting fees, research and development costs, stock-based compensation expense, office expenses, and interest expense. The decrease in net loss for the three months ended September 30, 2017, compared to the corresponding three months of 2016 was primarily due to the completion of a significant portion of our research and development work in 2016 in preparation for supporting an expansion of our commercial strategy of the AsepticSure® system.

For the three months ended September 30, 2017 and 2016, we had revenue of $0 and $237,000, respectively. For the three months ended September 30, 2017 and 2016, cost of revenue was $0 and $200,326, respectively. The decrease in revenue and the associated cost of revenue decreased in 2017 was due to a lack of sales.

For the three months ended September 30, 2017 and 2016, we incurred $335,326 and $363,209, respectively, in general and administrative expenses. The majority of these expenses were for payroll, consulting fees and professional fees. The decrease for the three months ended September 30, 2017, compared to the corresponding period of 2016 was primarily due to professional and legal fees associated with preparation and notification of the annual shareholder’s meeting in 2016.

For the three months ended September 30, 2017 and 2016, we incurred $48,226 and $75,332, respectively, in research and development expenses. Research and development expenses include consulting fees, interface development costs, prototypes, and research-stage ozone generator and instrument development cost. The decrease for the three months ended September 30, 2017, compared to the corresponding period of 2016 was primarily due to the completion of a significant portion of our research and development work in 2016 in preparation for supporting an expansion of our commercial strategy in 2017.

Nine Months Ended September 30, 2017 and 2016

For the nine months ended September 30, 2017 and 2016, we had net losses of $1,622,122 and $1,232,683, respectively. Our primary expenses were for payroll and consulting fees, research and development costs, stock-based compensation expense, office expenses, and interest expense. The increase in net loss for the nine months ended September 30, 2017, compared to the corresponding nine months of 2016 was primarily due to stock-based compensation expense related to stock option grants and stock awards to our employees, directors and consultants, offset by a decrease in revenues and in research and development expenses as we advance towards commercialization of the AsepticSure® system.

For the nine months ended September 30, 2017 and 2016, we had revenue of $0 and $237,000, respectively. For the nine months ended September 30, 2017 and 2016, cost of revenue was $0 and $200,326, respectively. The decrease in revenue and the associated cost of revenue decrease in 2017 was due to a lack of sales.

For the nine months ended September 30, 2017 and 2016, we incurred $1,603,869 and $858,455, respectively, in general and administrative expenses. The majority of these expenses were payroll, consulting fees and professional fees. The increase for the nine months ended September 30, 2017, compared to the corresponding period of 2016 was primarily due to stock-based compensation expense of $807,610, related to stock option grants and stock awards to our employees, directors and consultants.

For the nine months ended September 30, 2017 and 2016, we incurred $196,932 and $343,368, respectively, in research and development expenses. Research and development expenses include consulting fees, interface development costs, prototypes, and research-stage ozone generator and instrument development costs. The decrease for the nine months ended September 30, 2017, compared to the corresponding period of 2016 was primarily due to the completion of a significant portion of our research and development work in 2016 in preparation for supporting an expansion of our commercial strategy in 2017.

Principal amounts owed on notes payable totaled $368,419 and $297,332 as of September 30, 2017 and December 31, 2016, respectively. Principal amounts owed on notes payable, net of current portion totaled $75,000 as of December 31, 2016. Interest expense on these obligations for the nine months ended September 30, 2017 and 2016, was $24,350 and $25,634, respectively. The annual interest rates on notes payable ranged from 4.88% to 12.00%.

Principal amounts owed on notes payable – related parties totaled $1,624,881 and $1,617,881 as of September 30, 2017 and December 2016, respectively. We failed to make principal payments under two promissory notes owed to former executives of the Company beginning in April 2017. Under the terms of these notes, the obligations of the Company under the notes from the date of this default will bear interest until paid in full at the annual rate of 5%. As a result, we recorded interest expense of $18,697 and $37,191 during the three and nine months ended September 30, 2017, respectively.

Liquidity and Capital Resources

As of September 30, 2017, our working capital deficiency was $4,493,869, compared to a working capital deficiency of $4,126,861 as of December 31, 2016. As of September 30, 2017, we had $60,521 of available cash. During the nine months ended September 30, 2017, we issued 8,333,334 shares of our Common Stock at $0.06 per share for proceeds of $500,000. During the three months ended December 31, 2017, we issued 3,500,000 shares of our Common Stock at $0.05 per share for proceeds of $175,000.

We have incurred significant losses from inception through September 30, 2017, which have resulted in an accumulated deficit of $39,694,304. The stockholders’ deficit as of September 30, 2017 was $4,365,011, compared to $4,046,145 as of December 31, 2016. This change is due to proceeds from the sale of restricted shares of common stock being less than the net loss for the nine months ended September 30, 2017. We will continue to require additional financing to fund operations and to continue to test and market our disinfection system. We believe we will require funding of approximately $1,500,000 over the next 12 months, based on current operations, for: (1) continued production manufacturing and related activities; (2) research, development, and marketing activities; and (3) limited general corporate purposes.

We anticipate that we will be able to raise additional funds, as needed, from sales of shares of Common Stock to the Investors pursuant to the Purchase Agreement. As of the date of this prospectus, we expect that our requirements for cash during the next 12 months will exceed the amount we can raise by selling shares of Common Stock to the Investors pursuant to the Purchase Agreement. We expect this shortfall to occur because we have an insufficient number of authorized and unissued shares to take advantage of the full amount of the Investors’ $10,000,000 commitment to purchase our Common Stock.

Going Concern

Our ability to continue as a going concern is dependent on successfully accomplishing the plan described in the preceding paragraphs and eventually attaining profitable operations. The financial statements that accompany this prospectus do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Our unaudited condensed interim consolidated financial statements included in this prospectus have been prepared with the assumption that we will continue as a going concern. There is substantial doubt that we will be able to continue as a going concern. Through the date of this prospectus, we have relied almost exclusively upon financing from the sale of our equity securities to sustain operations. Additional financing will be required if we are to continue as a going concern. If we do not obtain additional financing in the near term, we will be required to curtail or discontinue operations, or seek protection under U.S. bankruptcy laws. Even if additional financing becomes available, there can be no assurance that it will be on terms favorable to us. In any event, this additional financing will likely result in immediate and possibly substantial dilution to existing stockholders.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our unaudited condensed consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The preparation of such statements requires our management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate these estimates, including those related to intangible assets, expenses, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying values of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Our inventory consists of units of the AsepticSure® system and is valued on a specific identification basis. We purchase our inventory as a finished product from unrelated manufacturing companies. We write off 100% of the cost of inventory that we specifically identify and consider obsolete or excessive to fulfill future sales estimates. No inventory was considered obsolete or excessive as of September 30, 2017.

We record compensation expense in connection with the granting of stock options and their vesting periods based on their fair values. We estimate the fair values of stock option awards issued to employees, consultants and other non-employees at the grant date by using the Black-Scholes option-pricing model. For stock options with a service condition, the expense is measured at the grant date and expensed over the vesting period. For stock options with a performance condition, the expense is measured when it is probable that the performance condition will be met, subsequently re-measured at each reporting date, and trued up upon the final completion of the performance condition.

Recent Accounting Pronouncements

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740), simplifying the presentation of deferred income taxes on the balance sheet by requiring companies to classify everything as either a non-current asset or non-current liability. ASU No. 2015-17 is effective for annual and interim reporting period beginning after December 15, 2016, and we adopted this standard in the quarter ended March 31, 2017. The effect of this guidance was immaterial to our consolidated results of operations, financial position and cash flows.

In February 2016, the FASB released ASU No. 2016-02, Leases (Topic 842), to bring transparency to lessee balance sheets. ASU No. 2016-02 will require organizations that lease assets (lessees) to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. ASU No. 2016-02 will apply to both types of leases; capital (or finance) leases and operating leases. Previously, US GAAP has required only capital leases to be recognized on lessee balance sheets. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early application is permitted. We are assessing the impact that ASU No. 2016-02 may have on our future financial position, results of operations and liquidity.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. ASU No. 2016-09 is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU No. 2016-09 is effective for years ending after December 31, 2016, and was adopted by us in the quarter ended March 31, 2017. The impact of this guidance was immaterial to our results of operations, financial position and cash flows.

In October 2016, the FASB issued ASU No. 2016-17, Interests held Through Related Parties That are Under Common Control. ASU No. 2016-17 clarifies the consolidation process for the primary beneficiary of a Variable Interest Entity (VIE) should that related party have indirect interests under common control with a reporting entity. ASU No. 2016-17 is effective for years ending after December 31, 2016, and was adopted by us in the quarter ended March 31, 2017. The effect of this guidance was immaterial to our results of operations, financial position and cash flows.

In January 2017, the FASB issued ASU No 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. ASU No. 2017-04 eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill charge. This guidance is effective for annual and interim periods of public entities beginning after December 15, 2019, with early adoption permitted for interim periods after January 1, 2017. We are currently assessing the potential impact ASU No. 2017-04 will have on our consolidated results of operations, financial position and cash flows.

In May 2017, the FASB issued ASU No. 2017-09, Compensation -Stock Compensation (Topic 718). ASU No. 2017-09 provides clarity and reduces the diversity in practice and complexity in determining when additional expense should be recorded resulting from a modification to stock-based grants and awards. ASU No. 2017-09 is effective for annual periods beginning after December 15, 2017. Early adoption is permitted for interim periods. We are currently assessing the potential impact ASU No. 2017-09 will have on our consolidated results of operations, financial position and cash flows.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity (deficit) or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

OUR BUSINESS

Introduction

We are a global provider of disinfection solutions. We invented the AsepticSure® system to provide a superior means of disinfecting non-porous surfaces in numerous settings, including hospitals, other healthcare facilities and non-hospital/healthcare facilities. The AsepticSure® system utilizes hydrogen peroxide vapor and ozone in a patented process that achieves a six-log reduction across a broad array of bacterial and viral pathogens.

The Disinfection Problem

Hospital-acquired infections (“HAIs”), also referred to as nosocomial infections, are a significant global problem. In the United States, such infections are a leading cause of death, accounting for approximately 100,000 deaths annually. According to the United States Centers for Disease Control and Prevention (the “CDC”), the nosocomial infection rate for U.S. hospital admissions is approximately five to ten percent. In the European Union (“EU”), HAIs cause 37,000 deaths annually but contribute to an additional 110,000 deaths and impose direct costs on the healthcare system of approximately $10.5 billion annually. There are an estimated 4.1 million cases of nosocomial infections in the EU each year. In the developed world, nosocomial infections are estimated to affect patients at a rate of 3.5% to 12% of hospital admissions. Approximately 20% to 30% of these infections are considered preventable through intensive hygiene and control programs, while the other 70% to 80% are preventable through more involved measures, including hospital architecture, hospital air sanitation and use of disposable equipment and supplies.

In the hospital setting, a few bacterial and viral pathogens account for almost all the nosocomial infections. The species include the following: Acinetobacter baumannii, Clostridium difficile (“C. difficile”), Staphylococcus aureus and methicillin-resistant Staphylococcus aureus (“MRSA”), Escherichia coli (“E. coli”), Salmonella, Shigella, Campylobacter, Pseudomonas aeruginosa, Stenatrophomonas maltophilia, Tuberculosis, vancomycin-resistant Enterococcus (“VRE”), Legionnaires’ Disease, Noroviruses, and Rotaviruses. A recent CDC report identified 18 superbugs as “urgent, serious, and concerning threats” to the population, including carbapenem-resistant Enterobacteriaceae, drug-resistant Neisseria gonorrhea and multi-drug resistant Acinetobacter. Infections caused by the same bacterial and viral pathogens that result in HAIs are also prevalent in settings outside hospitals.

The AsepticSure® Solution

The AsepticSure® system is a portable, affordable disinfection system that can be easily operated by trained maintenance staff. Each AsepticSure® system consists of a primary unit that generates hydrogen peroxide mist and ozone (the “disinfectant generator”), two ozone scrubbers and a dehumidifier. The disinfectant unit is placed in the center of the room to be cleaned. Vents and doors are then sealed with an easily and cleanly removable masking tape product. The disinfectant unit is activated from outside of the room through a remote wireless interface. The room is filled with a unique and patented ozone-based gas formula to specific humidity and charge strength. Following the charge period and subsequent treatment period, the disinfectant unit is remotely turned off and the ozone scrubbers restore the atmosphere inside the room to applicable safety standards. The turnaround time for re-use of rooms up to 4,000 cubic feet in size is 80 to 90 minutes. This includes the decontamination of all room contents including carpets and drapes.

The disinfection action of the AsepticSure® system is achieved through a patented process involving the interaction of low-dose hydrogen peroxide (H2O2) and ozone (O3) at a specific relative humidity for a fixed period of time. Ozone is a gas composed of three oxygen atoms (O3) in an unstable and highly reactive form. Ozone naturally tends to seek its normal state, exhibiting a short half-life as it reverts to oxygen (O2) fairly rapidly. There are many uses of ozone as a disinfecting agent. Although ozone does react with organic matter, it leaves no residue in water or on a treated product. Ozone also does not form any toxic byproducts. The interaction of hydrogen peroxide and ozone creates a compound known as Trioxidane (H2O3). Trioxidane is so efficient in killing bacteria at low concentrations that all equipment may remain in the room during the disinfection process as material compatibility testing across a broad range of metals, plastics, textiles and electronic circuit boards has shown no damage following 20 separate disinfection runs.

In October 2017, we were granted the right to place the “CE” Mark on the AsepticSure® System for distribution in the EU and its member states. In June 2017, we received full electrical safety approval for all models of the AsepticSure® system. The approval means that the AsepticSure® system has achieved full compliance with the applicable international safety standards that provide a baseline requirement that must be met in order to pursue marketing in all jurisdictions, including Canada, the United States, South America, the EU, Asia, and the Middle East. Although we will be required to apply for a separate approval in each country, compliance with the international safety standards will greatly facilitate this process. In August 2016, Cogmedix Inc., the manufacturer to the AsepticSure® system (“Cogmedix”), obtained company and establishment numbers from the EPA to serve as a manufacturer for the AsepticSure® System. Cogmedix already held FDA medical device manufacturing status. EPA Registration allows Cogmedix to ship AsepticSure® systems to hospitals and other users in the United States. The EPA has also granted a registration number for the specific hydrogen peroxide catalyst used in the AsepticSure® system. The AsepticSure Oxidative Catalyst is EPA approved for use in hospitals, clinics, food industry, sporting venues, and hotels to disinfect hard, non-porous surfaces at a 1.4% concentration.

We tested the AsepticSure® system against many of the bacterial and viral pathogens that most frequently cause HAIs. The table below sets forth the names of such species and, information about the results of our testing of the efficacy of the AsepticSure® system as a means of controlling them.

The efficacy data in the table below refer to “log reduction”. “Log” stands for logarithm, which is the exponent of 10. Log reduction stands for a 10-fold (one decimal) or 90% reduction in numbers of live bacteria. For example, a “5-log reduction” means lowering the number of microorganisms by 100,000-fold, that is, if a surface has 100,000 pathogenic microbes on it, a 5-log reduction would reduce the number of microorganisms to one. A 6-log reduction means the number of pathogenic microorganisms is 1,000,000 times smaller and a 7-log reduction means the number is 10,000,000 times smaller. Disinfection is considered to involve a bio-burden reduction of 99.99% (4-logs) and up to 99.999% (5-log reduction) or destruction of 999,990 out of 1,000,000 organisms, leaving behind very few, but still some, viable organisms. Sterilization is the statistical destruction of all microorganisms and their spores. It is defined as 6-log or a 99.9999% reduction. Statistically, this definition is accepted as zero viable organisms surviving.

Our research team has demonstrated that even a 3-log (99.9%) bactericidal kill is not enough to stop bactericidal regeneration. Yet a 3-log kill exceeds the results of most current cleaning practices and technologies. In our laboratories, we have demonstrated that the remaining 0.1% of bacteria following a 3-log kill begin to regenerate in a few hours and in five days will return to full strength. That is the reason most current cleaning methods and systems have failed to break the reinfection cycle in health care facilities.

Effect of the AsepticSure® System on Specified Bacteria

Organism	Log10 Reduction
MRSA	6.43
VRE	6.08
E. coli	6.02
C. difficile	5.75
B. Subtillis	6.37

Source: Zoutman, Shannon & Mandel, Effectiveness of a novel ozone-based system for the rapid high-level disinfection of health care spaces and surfaces, Am J Infect Control 2001 at 5 (table 3)

Note: All decontamination testing with the AsepticSure® system was conducted using bacteria or bacterial spores suspended in approved biofilms to simulate real world situations involving spills of human waste, which are often difficult for normal cleaning agents to penetrate.

The efficacy of the AsepticSure® system was first demonstrated outside the laboratory at Belleville General Hospital in Ontario, Canada during the summer of 2013 when a ward that had been contaminated with a MRSA outbreak was quarantined. Historically, the hospital reported that the ward had averaged one to two new MRSA cases per month. Following a single AsepticSure® cleaning, the hospital determined that the ward was free of MRSA. In May 2014, at the Infection Prevention and Control Association of Canada (“IPAC”) Annual Scientific Meeting in Halifax, Nova Scotia, Canada, we reported that each of the rooms disinfected with the AsepticSure® system at Belleville in June 2013 described above had gone a full year without another case of MRSA.

In January 2015, a senior official at Quinte Health Care, a four hospital Canadian health care system (“QHC”), informed Medizone that following the use of the AsepticSure® system to treat the MRSA outbreak at Belleville and a C. difficile outbreak at QHC’s Trenton Memorial Hospital, the hospitals reported no further cases of illness related to MRSA or C. difficile, citing the use of the AsepticSure® system as a significant factor. We reported at the IPAC meeting in Victoria, B.C. in June 2015, that there had been no further cases of C. difficile at Trenton Memorial Hospital as of the meeting date. We believe that this extraordinary demonstration of disinfection efficacy by the AsepticSure® system underscores the importance of obtaining 100% kill of infective pathogens in health care settings if the re-infection cycle is to be broken.

The Market for Disinfection Products and Services

We believe that the AsepticSure® system has application in a wide variety of settings, including medical facilities (hospitals, clinics, physician’s offices, outpatient surgical centers, long-term care facilities); bio-safety labs; athletic facilities (gyms and locker rooms) and sports equipment; mortuaries; bio-defense and response to pandemics; building remediation; tissue labs; and clean rooms. Each of these potential markets is discussed in greater detail below.

Medical Facilities. We believe that medical facilities, including hospitals, clinics, physician’s offices, outpatient surgical centers, and long-term care facilities, represent the primary market for the AsepticSure® system. The need to replace equipment periodically – the rate of replacement for typical steam, heat or chemical sterilizers is between 8 and 11 years – makes the market a stable one.

Bio-safety Labs, Tissue and Cleanrooms. Bio-safety labs, tissue and blood labs and cleanrooms seek to reduce the risk of the transmission of infectious agents or materials from culture to culture and from culture to personnel. We believe that the use of the AsepticSure® system as a routine disinfection process in all biosafety levels and microbiological practices may reduce the risk of such transmission, while also reducing potential negative effects that can result from other decontamination products, such as high-concentration vaporized hydrogen peroxide, formaldehyde, glutaraldehyde and titanium dioxide, including blistering of paints, corrosion of metals, lengthy exposure times and potential carcinogenic exposure. There are many requirements and restrictions on the type of decontamination agents such labs may use to prevent these risks and remediate adverse incidents. We also believe that the AsepticSure® system can aid in all biosafety levels and microbiological practices, on all safety equipment, transfer hoods, isolation chambers, animal cages and other equipment, as well as help prevent the risks associated with handling infectious microorganisms.

Athletic Facilities and Sports Equipment. Transmission of infectious diseases in athletic facilities and by sports equipment is an increasingly recognized serious problem that is underappreciated by operators of the facilities and athletes. An October 2015 article published on Forbes.com [Stone, MRSA: How You Can Avoid NFL Player Daniel Fells’ Plight At The Gym (October 13, 2015) https://www.forbes.com/sites/judystone/2015/10/13/how-you-can-avoid-daniel-fells-mrsa-plight/#304555361974] highlights the risk of contracting infectious diseases faced by athletes at all levels of sport. The article explored the plight of Daniel Fells, then a 32-year-old New York Giants tight end, who contracted a serious MRSA infection after receiving a cortisone shot for an ankle injury. Fells had five surgeries to address the infection, which was feared to be career-ending. The article also states that a number of prominent NFL players have had MRSA infections, including members of the Cleveland Browns, Washington Redskins and Los Angeles Rams. The Tampa Bay Buccaneers had an outbreak among three players and faced a lawsuit from former kicker Lawrence Tynes, who claimed that unsanitary conditions at the team’s facilities caused him to become infected with MRSA, which required multiple surgeries and six weeks of intravenous antibiotics to cure. Tynes contended that the infection ended his career, costing him over $20 million in anticipated future earnings. It also notes that a college player at Lycoming College died from an MRSA infection in 2003 and that several prominent NBA players have also had difficult infections.

To evaluate the risk of infectious disease transmission by athletic equipment, our research staff assessed the risk of microbiological contamination in routinely used sports equipment, in this case ice hockey equipment, by taking samples from the surface of the equipment. The samples, which were plated and incubated in our research laboratory, showed significant bacterial growth on all sports equipment items, with no one organism being predominant. The equipment was then placed in a treatment room with one AsepticSure® machine where it was treated for 60 minutes at a relative humidity of 90%, with an 80-ppm concentration of ozone and a concentration of hydrogen peroxide at 1.4%. Post-treatment assessment showed no bacterial growth on all locations sampled after 24 hours. Based on the success of this test, we intend to market routine cleaning of athletic facilities and sports equipment using the AsepticSure® system as a means of reducing the transmission of infectious disease among athletes.

Mortuaries. There are more than 20,000 mortuaries, employing over 100,000 people, in the United States. The mortuary industry in the United States generates approximately $16 billion of revenues annually. The preparation rooms operated by mortuaries present major opportunities for disease transmission and contamination. We believe that mortuaries represent a major disinfecting/decontamination need and, as a result, are an attractive market for application of the AsepticSure® technology. In 2017, we assessed the risk of disease transmission in a mortuary in Ontario, Canada. At the beginning of the assessment, samples were collected from various locations in the mortuary’s preparation room. We plated and incubated the samples in our research laboratory. The pre-treatment assessment showed significant bacterial growth in multiple locations, with no single organism being predominant. We treated the preparation room with two AsepticSure® machines for 60 minutes. The relative humidity in the preparation room was set at 90%, the ozone concentration was set at 80 ppm and the concentration of hydrogen peroxide was 1.4%. Following treatment, we collected samples from the same areas that we sampled before treatment. The post-treatment assessment showed no growth in all locations assessed after 24 hours, while one bacterial colony was present at one of the sample locations after 48 hours. Based on our assessment, we concluded that a high level of microbial load was present in the preparation room before it was treated with the AsepticSure® system and that the single treatment virtually eliminated this microbial load. As a result, we intend to market routine cleaning of preparation rooms using the AsepticSure® system to mortuary operators as a means of reducing the risk of transmission of infectious diseases to mortuary workers.

Bio-defense and Response to Pandemics. The AsepticSure® system has received patents in the United States and the EU for its effectiveness as a means of eliminating B. subtilis, a well-accepted surrogate for Anthrax. See “— Intellectual Property”. In 19 separate tests involving 38 samples, the system demonstrated 100% reduction in B. subtilis spores. Furthermore, the National Research Council – Canada (NRC Human Health Therapeutics Portfolio) demonstrated the efficacy of the AsepticSure® system against Adenovirus (PTG3602) and a Coronavirus known as transmissible gastroenteritis virus (“TGEV”) (ATCC # VR-763), which is a surrogate for other coronaviruses such as Middle East Respiratory Syndrome-Coronavirus (“MERS-CoV”) and Sudden Acute Respiratory Syndrome Coronavirus (“SARS-CoV”). In two tests with the Adenovirus, involving 24 samples, the AsepticSure® system demonstrated the ability to eliminate 100% of the organism. In five tests against TGEV, involving 45 samples, the AsepticSure® system eliminated 100% of the organism. We believe that these tests provide scientific evidence supporting our belief that the AsepticSure® system is an effective means of eliminating the Ebola virus because filoviridae such as the Ebola virus are more susceptible to disinfection compared to coronavirus and adenovirus. Therefore, we intend to market the AsepticSure® system as a means of combating pandemic infections and bioterrorism.

Building Remediation. We believe that the remediation of buildings that are contaminated with mold, smoke, the residual effects from water damage, including bacterial contamination, and methamphetamine is a potentially a large market for the AsepticSure® system. As there are over 20,000 certified professional building remediators in the United States, we intend to target this market. Validation that we conducted in New Zealand has demonstrated the effectiveness of the AsepticSure® system as a means of decontaminating buildings that have been used in the illegal production of methamphetamines. The New Zealand study involved the use of one AsepticSure® machine to treat two separate 200-milligram samples of homogenized methamphetamine hydrochloride and a blank sample in a sealed two-by-three meter room. After treatment, the samples and blanks were rinsed and dissolved in approximately two milliliters of ethanol and analyzed by gas chromatography mass spectrometry along with a positive control. No additional compounds were detected in the methamphetamine hydrochloride samples after treatment with the AsepticSure® system. An independent testing laboratory in New Zealand, the Institute of Environmental Science and Research Limited, determined that no residual chemicals remained following the treatment of methamphetamine hydrochloride with the AsepticSure® system. In addition, research conducted at our BSL2 facility in Canada has also demonstrated high levels of efficacy (100% kill at 5 and 6 logs) for a broad variety of molds, including the ubiquitous black mold (Aspergillus fumigates) found throughout the United States and of particular concern in Texas, Florida and Puerto Rico, following recent hurricanes.

Distributors

We are attempting to establish a network of distributors to market the AsepticSure® system outside the United States.    To date, we have entered into distributorship agreements with respect to Canada (Contamination Control Company), South America (GYD S.A. dba “BioAsepsis”; territories: Argentina, Chile, Brazil, Colombia and Peru), New Zealand/Australia (Aseptic Systems Ltd.) and the Nordic Region (Aglon a/s; territories: Norway, Sweden, Finland, Denmark and Iceland).  These distributors have not yet contributed meaningfully to our operating results.  We are in discussions with other potential distributors for other jurisdictions.

Intellectual Property

Our success depends in part upon our ability to obtain and maintain proprietary protection for our products and technologies. We protect our technology and products by, among other means, obtaining United States and foreign patents. There can be no assurance, however, that any patent will provide adequate protection for the technology, system, product, service or process it covers. In addition, the process of obtaining and protecting patents can be long and expensive. We also rely upon trade secrets, technical know-how, and continuing technological innovation to develop and maintain our competitive position.

We own the following patents:

•	United States:
o	Patent No. 5,052,382 – Apparatus for the Controlled Generation and Administration of Ozone
o
Patent No. 6,073,627 – External Application of Ozone/Oxygen for Pathogenic Conditions, a process patent for the treatment of external afflictions. This patent also describes equipment evolutions and treatment envelope design for external medical applications.

o
Provisional Patent Application serial no. 10/002943, for Method and Apparatus for Ozone Decontamination of Biological Liquids. This application deals with protocols for biological liquid decontamination as well as the devices for conducting decontamination.

o	Patent No. 8,551,399 – Healthcare Facility Disinfecting System (Oct 2013).
o	Patent No. 8,636,951 – Bio-terrorism Counteraction Using Ozone and Hydrogen Peroxide (Jan 2014).
o	Patent No. 8,992,829 – Sports Equipment and Facility Disinfection.
o
Patent No. 13/821,483 – Food Handling Disinfection Treatment covering the use of AsepticSure® in food processing plants and related facilities for the sterilization of food-borne pathogens such as Listeria, Salmonella, and other human harmful, food-poisoning-causing bacteria.

•	Europe:
o	Patent No. 252583B - Bio-Terrorism Counter Measures Using Ozone and Hydrogen Peroxide (June 2016). Healthcare Facility Disinfection System (Aug 2016)
•	Canada:
o	Patent No. 2735739 – Healthcare Facility Disinfection Process and System with Oxygen/Ozone (Nov. 2011)
o	Patent No. 2846256 – Sports Equipment and Facility Disinfection
•	China:
o	Patent No. ZL 201080030657.2 - Healthcare Facility Disinfection System (Nov 2015)
•	Singapore:
o	Patent No.176977 – Healthcare Facility Disinfecting Process and System With Oxygen/Ozone Mixture (Feb 2013)
•	Mexico:
o	Patent (allowed, but awaiting issuance) Healthcare Facility Disinfecting Process and System With Oxygen/Ozone Mixture (Nov 2016)

Applications are also pending in the 38 member countries that are parties to the EU Patent Treaty, as well as South Korea, India, Singapore, Brazil and Mexico.

Regulation

Our business is subject to various degrees of governmental regulation in the countries in which we and our distributors operate. In the United States, the FDA, the EPA and other governmental authorities regulate the development, manufacture, sale, and distribution of the AsepticSure® system. Government regulations include detailed inspection of, and controls over, research and development, clinical investigations, product approvals and manufacturing, marketing and promotion, sampling, distribution, record-keeping, storage, and disposal practices.

Compliance with applicable regulations is a significant expense for us. Past, current or future regulations, their interpretation, or their application could have a material adverse impact on our operations. Also, additional governmental regulation may be passed that could prevent, delay, revoke, or result in the rejection of regulatory clearance of our products. We cannot predict the effect on our operations resulting from current or future governmental regulation or the interpretation or application of these regulations. For more information about the risks we face regarding regulatory requirements, see “Risk Factors”.

We were required to register the AsepticSure® system with the EPA because it is considered to be a pesticide applicator within the meaning of the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”). FIFRA defines as a pesticide any substance or mixture of substances intended for preventing, destroying, repelling or mitigating any pest. A pest is defined by FIFRA to include any virus, bacteria or other microorganisms (except those organisms on or in living man or animals). However, the term pesticide does not include liquid chemical sterilant products (including any sterilant or subordinate disinfectant claims on such products) for use on a critical or semi-critical medical device. In other words, the EPA would have jurisdiction over viruses, bacteria or other microorganisms on inanimate surfaces as long as the surfaces are not considered semi-critical or critical medical devices. The FDA asserts jurisdiction over products intended for use on critical or semi-critical medical devices.

In November of 2016, we received EPA registration of the AsepticSure® system for use as a disinfectant for animal pathogenic bacteria on hard nonporous surfaces in food processing plant premises, food processing equipment, hospital premises, hotels, motels, and sports venues (stadiums). This registration permits us to market and sell the AsepticSure® system as a general-purpose disinfectant.

The FDA regulates medical devices in the United States. The scope of the FDA’s authority extends to the labeling of and the promotion materials used in connection with medical devices. The FDA has taken the position that the AsepticSure® system is a medical device that is subject to pre-market approval utilizing the de novo 510k process because there is no predicate device that is substantially equivalent to the AsepticSure® system considering its unique method of action.  During discussions with the FDA in January 2018, we obtained a clear understanding of the additional testing that we will need to conduct and he additional data that we will need to submit to the FDA to support our de novo application.  We are now in the process of conducting the testing and gathering the data with a view toward making a submission to the FDA prior to the end of the third quarter of fiscal 2018.

We have received approval by the regulating bodies of Canada, New Zealand, and Chile for the AsepticSure® system to commence commercialization of the system and are pursuing approval, with the assistance of our distributors, by the appropriate authorities in other countries. The manufacturing and marketing of the AsepticSure® system is subject to the standards of Good Manufacturing Practices. We have not had any difficulty or unreasonable expense in meeting these standards.

Competition

The infection-control industry is extremely competitive. Our competitors include companies that market hydrogen-peroxide-based products, such as TOMI Environmental Solutions, Inc., Steris Corporation, Bioquell, Inc., Sanosil Ltd and The Clorox Company, various companies that market ultra-violet light disinfection systems and companies that market chemical-based disinfection systems. Many of our competitors have longer operating histories, greater name recognition, larger installed customer bases and substantially greater financial and marketing resources than we have. We believe that the principal factors affecting competition in our markets include name recognition and the ability to receive referrals based on client confidence in the disinfection system or service. Apart from governmental regulatory activities, there are no significant barriers of entry that could keep potential competitors from offering disinfection systems that compete with the AsepticSure® system. Our ability to compete successfully in the industry will depend, in large part, upon our ability to market and sell our indoor decontamination and infectious disease control products and services. There can be no assurance that we will be able to compete successfully in the remediation industry, or that future competition will not have a material adverse effect on our business, operating results and financial condition.

Employees

As of December 31, 2017, we had seven full time and one part-time employees. Our employees are involved in research and development and administrative activities. Our relationship with our employees is good.

OUR PROPERTY

Our principal executive offices are located in leased premises at 350 E. Michigan Avenue, Suite 500, Kalamazoo, Michigan. Effective July 1, 2009, we entered into a lease agreement and established our own certified laboratory located at Innovation Park, Queen’s University, Kingston, Ontario, Canada. Our laboratory space was doubled in size during January 2010 in order to conduct full-size room testing (mock-trials). We estimate that our current facilities are sufficient to meet our needs until we begin to have revenues from operations. The lease term is June 2016 through June 2018 with a lease payment of $3,550 Canadian Dollars plus the applicable goods and services tax.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, AND PROMOTERS
 Directors and Executive Officers

 The following table contains information concerning our directors and executive officers as of the date of this Prospectus.

Name	Age	Position
David A. Esposito	49	Chairman of the Board
David A. Dodd	68	Director, Chief Executive Officer
Michael E. Shannon	70	Director, President
Vincent C. Caponi	67	Director
Stephen F. Meyer	59	Director
Stephanie L. Sorensen	48	Chief Financial Officer
Philip A. Theodore	64	Executive Vice President, Operations and Administration, General Counsel and Corporate Secretary
Jude P. Dinges	59	Executive Vice President, Chief Commercial Officer

Following is a brief summary of the background and experience of each of our directors and executive officers:

David A. Esposito became a director in February 2014 and currently serves as the Chairman of our Board. From March 1, 2017 through September 18, 2017, he served as our Interim Chief Executive Officer. Mr. Esposito is the President and CEO of Armune BioScience, Inc., an early stage medical diagnostics company focused on developing and commercializing unique technology for diagnostic and prognostic tests for prostate, lung, and breast cancers. Mr. Esposito is a director of Allergenis, Inc., an early stage allergy diagnostics company.  From 2011 to 2013, Mr. Esposito was Vice President, Commercial Operations, at Thermo Fisher Scientific. Before joining Thermo Fisher Scientific, he was President and General Manager of Phadia US Inc., a specialty diagnostics company, from 2009 until its acquisition by Thermo Fisher Scientific in 2011. He was employed in various positions by Merck & Co., Inc. from 1996 to 2009, including stints as Executive Director of the Respiratory Marketing Team (2006-2007), New Commercial Model (2007-2008), and US Commercial Strategy (2008-2009). He was a combat infantry officer (Lt., US Army Infantry, 101st Airborne Division) from 1990-1993 and served in Operation Desert Storm in 1991, where he was awarded the Bronze Star Medal for combat action in Iraq. He received a BS degree in civil engineering at the United States Military Academy (West Point), and an MBA from Syracuse University. He also completed an executive education program, Competitive Marketing Strategy Program, at The Wharton School (University of Pennsylvania). Mr. Esposito chairs our Audit Committee and is a member of the Compensation Committee.

David A. Dodd became a director and our Chief Executive Officer in September 2017. Since March 2010, Mr. Dodd has been a member and ultimately chairman (from January 2011) of the Board of Directors Geovax Labs, Inc., a publicly-traded (OTC: GOVX) vaccine development company. He remains in the role of Chairman of GeoVax.  From April 2013 to July 2017, he also served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a publicly-traded (Nasdaq: AEZS) drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris Inc. from May 2014 to May 2016. Mr. Dodd continues to serve as a member of the Board of Directors of Aeterna Zentaris Inc.  He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive Officer and Chairman of BioReliance Corporation, a privately-owned organization that provided biological safety testing, viral clearance testing, genetic and mammalian technology testing and laboratory animal diagnostic services testing. From October 2006 to April 2009, he served as non-executive chairman of Stem Cell Sciences Plc., a publicly-traded research products company.  Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation (Nasdaq: SERO) before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For five years prior to his employment by Serologicals Corporation, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. He has more than 35 years of executive experience in the healthcare industry. Our Board believes that Mr. Dodd’s extensive industry experience qualifies him to serve as a director as well as an executive officer of the Company.

Dr. Michael E. Shannon M.A., M.Sc., M.D., became a director on August 18, 2008 and President of the Company in 2011. He also serves as Director of Medical Affairs since 2002 and in October 2008 was appointed President of the Canadian Foundation for Global Health, a not-for-profit association founded by the Company. Dr. Shannon received his medical degree from Queen’s University in Canada, which included advanced training in surgery and sports medicine. He also holds post-graduate degrees in neurochemistry and physiology. He has been actively engaged in applied medical research within these areas for over 28 years. He served in the Canadian Forces for 31 years, retiring at the rank of Commodore (Brigadier General equivalent) as Deputy Surgeon General for Canada. During the first Gulf War, Dr. Shannon served as the senior medical liaison officer for all of the Canadian forces. In 1996, he assumed responsibilities within Health Canada for re-organizing the Canadian blood system. Working with both the provincial and federal governments, he oversaw the development of a new corporate entity dedicated exclusively to the management of blood services in Canada. He was then appointed Director General for the Laboratory Centre for Disease Control, a position he held for three years. In December 2000, Dr. Shannon left the Canadian federal government to pursue a new career in industry. In that capacity, he simultaneously directed a phase III clinical trial in Canada, the United States and Great Britain for an artificial blood substitute product. Following completion of that work, he was asked to accept a special assignment with the Canadian Federal Government Auditor General’s office to conduct a cost benefit analysis of all government sponsored pharmacare programs and make recommendations directly to the Parliament of Canada. His assignment and presentation to Parliament was completed in November 2004. Dr. Shannon then served on a special assignment to the Canadian Public Health Agency (Centers for Disease Control equivalent in the United States) as Senior Medical Advisor. His responsibility was to direct the rebuilding of the Emergency Medical Response Capacity for Canada. In this regard and under his direction, the largest emergency medical response exercise in the history of the country, involving the overnight construction of a mobile hospital, hundreds of doctors and thousands of patients, was successfully held in Toronto in December 2007. Dr. Shannon has been actively engaged in medical bio-oxidative (O3) based research since 1987 and was directly responsible for the first human clinical trial to have ever been approved in North America which examined the efficacy of O3 delivered via minor autohemotherapy in the treatment of AIDS. He was also responsible for several primate studies utilizing O3 involving scientists from various departments within the Canadian Federal Government, as well as senior investigators from the Company and Cornell University.

Vincent C. Caponi became a director in October 2014.  Mr. Caponi currently is retired from Ascension Health and serves as an independent consultant for the system. He served as President and CEO of St. Vincent Medical Center in Bridgeport, CT from July 2016 to July 2017.  Until July 2013, Mr. Caponi served as the Chief Executive Officer of St. Vincent Health.  He grew the St. Vincent Health ministry to a 22-hospital system serving central and southern Indiana.  St. Vincent Health is one of Indiana’s largest employers.  Ascension Health of St. Louis, Missouri – the sponsor of St. Vincent Health – is the nation’s largest Catholic non-profit health system with 130 hospitals located in 28 states.  Mr. Caponi is the former Executive Board Chair for St. Vincent Health (2013-2015) and Executive Board Chair for Ascension Texas (2014-2016).  Mr. Caponi also served as the special representative for Ascension Health in the Cayman Islands at Health City Cayman Island hospital, a joint venture between Ascension Health and Narayana Health, India.  In the first quarter of 2016, Mr. Caponi served as the Interim CEO for Ascension Wisconsin and now is a special advisor for that ministry.  Mr. Caponi is the Chairman of our Compensation Committee and serves on our Audit Committee.  Our Board believes that Mr. Caponi’s extensive executive experience in the healthcare industry qualifies him to serve on our Board.

Stephen F. Meyer became a director in May 2017. From December 2010 until the company’s merger with Hill-Rom, Inc. in October 2015, Mr. Meyer was the President and Chief Executive Officer of Welch Allyn, Inc., a privately-held developer, manufacturer and marketer of frontline care devices and diagnostic solutions, headquartered in Skaneateles Falls, New York. He joined Welch Allyn in 1981 as a sales representative in Detroit, Michigan. Mr. Meyer held a series of executive and senior leadership roles in a variety of areas from international sales and marketing to product development, operations, and general management. As President and CEO, Mr. Meyer navigated Welch Allyn during a time of substantial industry change, developing and executing a new strategy, restructuring the business, engaging more deeply with customers, and becoming more acquisitive. Mr. Meyer is an executive advisor to Beecken Petty O’Keefe & Company, a private equity management firm that focuses on the healthcare industry, is a member of the board of directors of Paragon Medical, Inc. and SRC Ventures, Inc., and is an advisor to Medical Distribution Solutions, Inc., a leading publicity and content company in the health care business and is an advisor to the founder of Vids, an early-stage company focused on remote patient monitoring.  He also is a founder and the managing director of River Marsh Capital, LLC, a firm investing primarily in healthcare developments which enhance and improve health, and providing corporate advisory services to companies, private equity, and venture firms. He is a past board member of TIDI Medical Products LLC, a past board member and chair of MedTech (Central New York’s Medical Technology Association), a past board member and president of the Health Industry Manufacturers Marketing Council, a past board member of AdvaMed and Medical Device Manufacturers Association, and past board member of AAFP’s Foundation. Mr. Meyer received a Bachelor of Science in Biology from Alma College and earned a Master’s of Business Administration from the William E. Simon Graduate School of Business at the University of Rochester, New York.

Stephanie L. Sorensen joined us as our Chief Financial Officer in October 2016.  Ms. Sorensen also currently serves part-time as the Corporate Controller for Q Therapeutics, Inc. and Elute, Inc. both in Salt Lake City, Utah.  Q Therapeutics, Inc. is a clinical-stage biopharmaceutical company that is developing human cell-based therapies that can be sold as “off-the-shelf” pharmaceuticals intended to treat neurodegenerative diseases of the brain and spinal cord.  Elute, Inc. is a start-up privately held company developing and commercializing a new class of polymer-controlled drug delivery devices designed to prevent and treat orthopedic and other surgical bone infections.  From October 2009 to August 2012, Ms. Sorensen was the Assistant Controller of World Heart Corporation, a publicly traded medical device company that had developed a ventricular heart valve for late stage heart failure patients as a bridge-to-transplant solution.  WorldHeart was acquired by HeartWare International, Inc. in 2012.  From November 2007 to October 2009, Ms. Sorensen was the Assistant Controller of Amedica Corporation, a medical device company that developed and sold ceramic spinal implants.  Prior to Amedica, Ms. Sorensen held various operational and financial positions for both private and public companies in the pharmaceutical, telecommunications and software development industries.

Philip A. Theodore joined us as our Executive Vice President, Chief Administrative Officer, Chief Operations Operation Officer, General Counsel and Corporate Secretary effective as of November 1, 2017. Mr. Theodore is a graduate of the University of Cincinnati College of Law, and holds a B.A. (Political Science) from the University of Tennessee at Chattanooga. Before joining Medizone, he served as Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary with Aeterna Zentaris, Inc. from October 2014 through July 2017. Prior to joining Aeterna Zentaris, he served as Vice President, General Counsel and Corporate Secretary of Zep Inc. from July 2010 through September 2014; as Senior Vice President and General Counsel of John H. Harland Company, from September 2006 to September 2007; and as Vice President, General Counsel and Corporate Secretary of Serologicals Corporation from 2004 through August 2006. Mr. Theodore was a partner in the corporate practice of King & Spalding, LLP, an Atlanta-based law firm, from 1986 through 2003.

Jude P. Dinges joined us as our Executive Vice President, Chief Commercial Officer effective as of January 30, 2018.  Mr. Dinges began his career nearly 30 years ago as a professional sales representative at Bristol Laboratories and later at Merck & Co., where he was promoted to positions with increased responsibilities in training, sales, management, marketing and market development.  While at Merck, Mr. Dinges won multiple awards, including the President’s Achievement Award in 2001, awarded to one of 32 Business Directors each year.  He received the Change Agent Award for his market development prelaunch business planning and contributions to sales force execution, while launching the blockbuster brands Cozaar®, Fosamax®, Singulair®, Maxalt®, Vioxx®, and Vytorin®.  He was recognized with a Career Achievement Award for his consistent top performance as a Senior/Executive Business Director.  Mr. Dinges joined Novartis Pharmaceuticals in 2006 and led his region to top performance in the launch of Tekturna® while balancing a broad antihypertensive portfolio across several Novartis divisions.  His region also led the nation in market share for Exelon® and Exelon Patch®.  In 2008, Mr. Dinges became the Respiratory & Infectious Disease Specialty Medicines Director.  In 2009, Mr. Dinges joined Amgen Inc. as Executive Director of Region Sales, Bone Health Business Unit.  Mr. Dinges led his region team to a highly successful launch of monoclonal antibody, Prolia®, across the southeastern United States and Puerto Rico.  Most recently Mr. Dinges served as Senior Vice President, Chief Commercial Officer of Aeterna Zentaris, Inc.

Meetings of the Board of Directors

The Board of Directors is elected by and is accountable to the stockholders. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met 12 times during the year ended December 31, 2017. The Board met six times in 2016. All directors participated in at least 80 percent of the meetings held by the Board, with the exception of Mr. Caponi, who participated in 58 percent of the meetings.

Code of Ethics

We have adopted a formal, written code of conduct (“Code of Ethics”) within the specific guidelines promulgated by the SEC. This document can be found on our website at http://www.medizoneint.com. The Code of Ethics applies to our executive officers, as well as all employees and consultants. We have communicated the high level of ethical conduct expected from all of our employees, including our officers and consultants. We will disclose any changes or amendments to or waivers from the Code of Ethics applicable to the named executive officers by posting such changes or waivers to our website.

The Board of Directors and Committees

Our Common Stock is currently quoted on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence. In accordance with the rules of the Securities and Exchange Commission, we determine the independence of our directors by reference to the rules of NASDAQ. In accordance with such rules, we have three independent directors, Mr. David Esposito, Mr. Vincent Caponi and Mr. Stephen Meyer.

There were no transactions, relationships or arrangements not disclosed under the caption “Transactions with Related Persons” that were considered by the Board of Directors under the applicable independence definitions in determining that Messrs. Esposito, Caponi and Meyer are independent.

Board Committees

Audit Committee. The Audit Committee of the Board of Directors (the “Audit Committee”) is a standing committee of the Board, which has been established as required by Section 3(a) of the Exchange Act. As of the date of this report, the members of the Audit Committee are Mr. Esposito, Mr. Meyer and Mr. Caponi. Mr. Esposito serves as the Chairman of the Audit Committee. The Board has determined that Mr. Meyer and Mr. Caponi are each considered to be an “audit committee financial expert,” as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Board also believes that each member of the Audit Committee meets stock exchange requirements regarding financial literacy. The Audit Committee’s responsibilities include: (i) appointing the independent registered public accounting firm of the Company, (ii) reviewing, approving and monitoring the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accounting firm, (iii) reviewing and monitoring with the independent registered public accounting firm, and any internal audit staff, the results of audits, any recommendations from the independent registered public accounting firm and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and any internal audit staff, and (iv) reviewing and monitoring our annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings. The Audit Committee met one time in 2017.

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) includes as members Mr. Esposito, Mr. Meyer and Mr. Caponi. Mr. Caponi serves as Chairman of the Committee. During 2017, all members of the Compensation Committee were outside directors as defined by Section 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering our equity compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee met one time in 2017.

Nominating and Governance Committee. As of the date of this report, we do not have a standing Nominating and Corporate Governance Committee. We intend to establish a Nominating and Corporate Governance Committee of the Board of Directors in the future to assist in the selection of director nominees, approve director nominations to be presented for stockholder approval at an annual meeting of stockholders, fill any vacancies on our Board of Directors, consider any nominations of director candidates validly made by stockholders, and review and consider developments in corporate governance practices.

Risk Oversight and Management

Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. Historically, our Board of Directors has carried out its risk oversight and management responsibilities by monitoring risk directly as a full board. The Board’s direct role in our risk management process includes receiving regular reports from our executive officers and other members of senior management on areas of material risk to the Company, including operational, strategic, financial, legal and regulatory risks.

With the formation of an Audit Committee and a Compensation Committee in January 2015, the Board delegated the oversight and management of certain risks to the Audit Committee and Compensation Committee. The Audit Committee is responsible for the oversight of Company risks relating to accounting matters, financial reporting and related-party transactions. To satisfy these oversight responsibilities, the Audit Committee meets regularly with and receives reports from the Company’s Chief Financial Officer and the Company’s independent registered public accounting firm.

The Compensation Committee is responsible for the oversight of risk relating to the Company’s compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee meets regularly with and receives reports from the Company’s Chief Executive Officer and Chief Financial Officer to understand the financial, human resources and shareholder implications of compensation and benefits decisions.

Board Committee Charters

A written charter has been adopted for each of the Audit Committee and the Compensation Committee. Copies of the Audit Committee Charter and the Compensation Committee Charter are available, free of charge, on the Company’s website at http://medizoneint.com under the “Corporate Governance” tab. The information contained on the website is not incorporated by reference in, or considered part of, this report.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid for each of the past two years to each person who served as our Chief Executive Officer (our principal executive officer) during 2017 and our two other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of our last completed fiscal year, December 31, 2017 (“Named Executive Officers”).

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock awards ($)	Option awards ($)	Other ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Edwin G. Marshall (1) Former Chairman and Chief Executive Officer	2017	32,500	--	74,147	--	106,647
	2016	195,000	--	--	--	195,000

David A. Esposito(2) Chairman and Former Interim Chief Executive Officer	2017	123,750	150,000	74,147	6,800	354,697
	2016	--	--	--	--	--

David A. Dodd(3) Chief Executive Officer	2017	72,197	50,000	--	--	122,197
	2016	--	--	--	--	--

Michael E. Shannon (4) President	2017	184,704	--	74,147	--	258,851
	2016	175,922	--	--	--	175,922

Stephanie L. Sorensen(5) Chief Financial Officer	2017	60,000	--	18,537	--	78,537
	2016	15,000	--	--	--	15,000

(1)   On February 28, 2017, Mr. Marshall retired from his position as Chairman of the Board and Chief Executive Officer of the Company. Mr. Marshall entered into a Separation and Release Agreement, which terminated his employment agreement with us. The Separation and Release Agreement sets forth a payment schedule related to certain promissory notes that we issued to Mr. Marshall with respect to unpaid cash compensation owing to him and certain changes to equity awards granted to him under our 2014 Equity Incentive Plan. Among other things, the changes modify the exercise period of the grants from three weeks to three years following the termination of his employment.

(2)    Mr. Esposito became our interim Chief Executive Officer on March 1, 2017 upon the retirement of Mr. Marshall. In connection with Mr. Esposito’s appointment as our Interim Chief Executive Officer, we entered into an employment agreement that provided for the payment of an annual base salary of $225,000 and that provided that he is eligible to receive a target bonus equal to 50% of his base salary based on performance goals established by our Board. The amount of salary shown is the amount of salary that was accrued but not paid to Mr. Esposito during the portion of 2017 that he served as our Interim Chief Executive Officer. Mr. Esposito also received a stock award of 1,000,000 shares of our Common Stock upon his appointment and was eligible to receive an additional 1,000,000 shares of our Common Stock upon the commercialization of the AsepticSure® system in the United States. Upon his stepping down as CEO, Mr. Esposito was no longer eligible to receive the stock award for an additional 1,000,000 shares upon commercialization. Prior to Mr. Esposito’s appointment as Interim CEO, he received a grant of options to acquire 1,000,000 shares of our Common Stock pursuant to our 2016 Equity Incentive Plan, all of which were immediately vested. Mr. Esposito, along with other accredited investors, participated in the Company’s Spring 2017 Private Placement (the “Private Placement”). Mr. Esposito purchased a total of 6,333,334 shares at a fixed price of $0.06 per share. The market price of a share of common stock fluctuated between $0.06 and $0.10 at the time of the Private Placement. The total discount to market of $6,800 is shown as other compensation.

(3)   Mr. Dodd became our Chief Executive Officer on September 18, 2017. We entered into an employment agreement with Mr. Dodd that provides that his initial base salary will be $250,000 per year and that he is eligible for an annual performance bonus with an initial target of 65% of annual base salary. The bonus will be payable upon achievement of targets established by the Board of Directors, including targets related to operating capital levels; commercialization of the AsepticSure® system in the United States; and building and scaling commercial operations, including recruiting of experienced personnel to lead commercialization in the U.S. market. We also entered into a change of control agreement with Mr. Dodd, pursuant to which he will receive severance compensation in the event his employment is terminated without cause or for good reason (as defined in the agreement) following a change of control. The amount of salary shown is the amount of salary that was accrued but not paid to Mr. Dodd during the portion of 2017 that he served as our Chief Executive Officer. Mr. Dodd has agreed to serve without receiving cash compensation until our financial condition will permit us to make cash salary payments to him. Pursuant to his employment agreement with us, Mr. Dodd was granted the following: 1,000,000 shares of restricted stock that will vest on March 18, 2018, and 1,000,000 shares of restricted stock that will vest immediately upon the commercialization of the AsepticSure® system in the United States. However, all such shares of restricted stock will vest immediately in the event we undergo a change of control. On January 3, 2108, Mr. Dodd voluntarily surrendered the 1,000,000 shares of restricted stock that will vest on March 18, 2018.

(4)    Dr. Shannon receives a base salary paid in Canadian Dollars of $240,000 per year. The above amounts have been converted to U.S. dollars using the average exchange rate between the Canadian and the U.S. dollar for each year. The average exchange rates were .769601 and .7330075 for 2017 and 2016, respectively. Column (e) represents compensation paid to Dr. Shannon in the form of stock options granted as compensation for Dr. Shannon’s service as a member of our Board of Directors (see “Director Compensation”), valued using the Black-Scholes option pricing model.

(5)   Ms. Sorensen became our Chief Financial Officer on October 1, 2016. We entered into an employment agreement with Ms. Sorensen that provides that her initial base salary will be $60,000 per year. We also entered into a change of control agreement with Ms. Sorensen, pursuant to which she will receive severance compensation in the event her employment is terminated without cause or for good reason (as defined in the agreement) following a change of control.  On February 2, 2017, Ms. Sorensen was awarded the option to purchase 250,000 shares of Common Stock. Ms. Sorensen voluntarily surrendered this option on January 3, 2018.

Director Compensation

The following table summarizes compensation paid to the Board of Directors during the year ended December 31, 2017.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Vincent C. Caponi	--	--	74,147	--	--	--	74,147
Stephen F. Meyer	--	--	14,460	--	--	--	14,460
Dwayne Montgomery(1)	--	--	18,644	--	--	--	18,644
Daniel Hoyt(2)	--	--	74,147	--	--	--	74,147

(1)  Mr. Montgomery resigned from our Board of Directors on August 23, 2017.  His vested options were forfeited on November 29, 2017.

(2)  Mr. Hoyt retired from our Board of Directors on June 21, 2017.  As a result, his vested options will expire upon the earlier of three years from his retirement date or the options’ termination date.

Outstanding Equity Awards

The following table summarizes the outstanding equity awards held by our Named Executive Officers as of December 31, 2017:

	Option Awards						Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of Securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price		Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Edwin G. Marshall Former Chairman and Chief Executive Officer	250,000 1,500,000 1,000,000	-- -- --	-- -- --	$ $ $	0.163 0.0877 0.10	4/30/2019 2/28/2020 2/28/2020	-- -- --	-- -- --	-- -- --	-- -- --
David A. Esposito Chairman and Interim Chief Executive Officer	1,000,000 750,000 1,000,000	-- -- --	-- -- --	$ $ $	0.1095 0.0877 0.10	2/26/2019 8/18/2020 2/2/2027	-- -- --	-- -- --	-- -- --	-- -- --
David A. Dodd Chief Executive Officer	--	--	--		--	--	--	--	1,000,000	70,000
Michael E. Shannon President	650,000 1,500,000 1,000,000	-- -- --	-- -- --	$ $ $	0.13 0.0877 0.10	8/15/2019 8/18/2020 2/2/2027	-- -- --	-- -- --	-- -- --	-- -- --
Philip A. Theodore Executive Vice President, Operations and Administration, General Counsel and Corporate Secretary	--	--	--		--	--	--	--	300,000	18,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 8, 2018 regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership	Percentage of class (2)
Security Ownership of Management
Common Stock	Vincent C. Caponi, Director(3)	1,750,000	*
Common Stock	David A. Dodd, Director and Chief Executive Officer(4)	2,000,000	*
Common Stock	David A. Esposito, Chairman of the Board(5)	12,523,334	3.00%
Common Stock	Stephen F. Meyer, Director(6)	750,000	*
Common Stock	Michael E. Shannon, Director(7)	5,639,000	*
Common Stock	Philip A. Theodore, Executive Vice President, Operations and Administration, General Counsel and Corporate Secretary(8)	1,000,000	*
Common Stock	Jude P. Dinges, Executive Vice President, Chief Commercial Officer (9)	500,000	*
Common Stock	Stephanie L. Sorensen, Chief Financial Officer	--	--
Common Stock	All Officers and Directors as a Group (8 persons)(10)	24,162,334	5.71%

* Less than one percent of the issued and outstanding Common Stock.

(1)    Except as otherwise indicated, the address of the stockholder is: c/o Medizone International, Inc., 350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007.
(2)    Based on a total of 415,191,788 shares outstanding at February 8, 2018.
(3)    Includes 1,750,000 shares subject to vested options.
(4)   Includes 2,000,000 shares owned by Mr. Dodd.
(5)   Includes 9,773,334 shares owned by Mr. Esposito and 2,750,000 shares subject to vested options.
(6)    Includes 500,000 shares owned by River Marsh Capital, LLC, of which Mr. Meyer is a managing partner, and 250,000 shares that are subject to vested options.
(7)    Includes 2,489,000 shares owned by Mr. Shannon and 3,150,000 shares subject to vested options.
(8)    Includes 1,000,000 shares owned by Mr. Theodore.
(9)   Includes 500,000 shares owned by Mr. Dinges.
(10) Based on a total of 415,191,788 shares outstanding and 7,900,000 vested options as of February 8, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On July 6, 2016, we issued promissory notes to Mr. Edwin Marshall, our former Chairman and Chief Executive Officer, Dr. Jill Marshall, Mr. Marshall’s wife and our former Director of Operations, and Dr. Michael Shannon, our President and a member of our Board of Directors. The principal amounts of the promissory notes issued to Mr. Marshall, Dr. Marshall and Dr. Shannon were $1,065,189; $444,583 and $111,109, respectively. The promissory notes were issued in settlement of our liability to Mr. Marshall, Dr. Marshall and Dr. Shannon for accrued and unpaid compensation owed for periods prior to December 31, 2009. Payment of the amounts owning under these notes is due according to their terms upon the earlier to occur of (a) a change in control of the Company (as defined in the notes), (b) the executive’s death or (c) the executive’s disability as (defined in the notes or in the respective executive’s written employment agreement). In addition, in the case of the notes payable to Mr. Marshall and Dr. Marshall, payment of the notes is triggered by the Company’s failure to pay the executive’s base salary in accordance with the terms and conditions of the executive’s employment agreement because of disability.

In February 2017, we entered into Separation and Termination Agreements with Mr. and Dr. Marshall. Under the terms of these agreements, we and the Marshalls agreed to the modification of the terms of the promissory notes we previously issued to them with respect to earned and unpaid compensation. As modified, the notes require monthly principal payments to Mr. Marshall of $14,000 and to Dr. Marshall of $6,900. The notes were not to bear interest, except in the event of a default. We made the first payments under the notes, but have been in default under both notes since April 2017 and owe principal payments for approximately nine months totaling $122,500 to Mr. Marshall and to Dr. Marshall totaling $58,600. As a result, interest in now accruing on the unpaid obligations of these notes at an annual rate of 5%.

During the year ended December 31, 2017, Mr. Esposito, a Director and, for part of the year, the Chief Executive Officer of the Company, participated in private placements undertaken by the Company in which he purchased 6,333,334 shares of our Common Stock at a fixed price of $0.06 per share.  These offerings were made at a discount to the market price of the Common Stock on the same terms offered to non-affiliated investors and the participation of Mr. Esposito in these offerings was approved by the disinterested members of the Board of Directors.

Except as disclosed herein, we have not entered into any other transactions with related persons during the last two completed fiscal years that resulted in indebtedness or otherwise involved amounts in excess of the lesser of $120,000 or one percent of the average of our total assets as of year-end for the last two years.

Transactions between us and our officers, directors, principal stockholders or affiliates are subject to approval by the Audit Committee or by a majority of disinterested directors.

Director Independence

Our Common Stock is currently quoted on the OTC Markets, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence. In accordance with the rules of the Securities and Exchange Commission, we determine the independence of our directors by reference to the rules of NASDAQ. In accordance with such rules, we have three independent directors, Mr. David Esposito, Mr. Vincent Caponi and Mr. Stephen Meyer. There were no transactions, relationships or arrangements not disclosed under the caption “Transactions with Related Persons” that were considered by the Board of Directors under the applicable independence definitions in determining that Messrs. Esposito, Caponi and Meyer are independent.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 500,000,000 shares of Common Stock $0.001 par value per share, and 50,000,000 shares of Preferred Stock par value $0.00001 per share. As of December 31, 2017, 408,317,402 shares of Common Stock were issued and outstanding.

Common Stock

Holders of the Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Board of Directors, subject to any preferential dividend rights which may be granted to holders of any Preferred Stock authorized and issued by the Board of Directors. No dividends have ever been declared by the Board of Directors on the Common Stock. Holders of the Common Stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders with the result that if the holders of more than 50 percent of the shares of Common Stock voted they could elect all of the directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon the liquidation, dissolution or winding up of the Company, the assets, if any, legally available for distribution to stockholders, are distributable ratably among the holders of the Common Stock after payment of all classes or series of our Preferred Stock. All outstanding shares of the Common Stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of the Common Stock are subject to the preferential rights of all classes or series of Preferred Stock currently outstanding or issued in the future.

Preferred Stock

The Board of Directors has the authority, without further action by the stockholders, to issue from time to time, the Preferred Stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of Preferred Stock could decrease the amount of any future earnings and assets available for distribution to holders of the Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Common Stock. Additionally, the issuance of Preferred Stock with voting and/or conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others. There are presently no shares of Preferred Stock issued and outstanding.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders or their respective permitted transferees of 14,059,041 shares of our Common Stock which may be issued by us to the selling stockholders under the Purchase Agreement and an additional 4,087,193 shares of our Common Stock that were issued to each selling stockholder as Commitment Shares under the Purchase Agreement.  The selling stockholders are “underwriters” within the meaning of the Securities Act in connection with their resale of our Common Stock pursuant to this prospectus. The selling stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years. The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the selling stockholders as of February 8, 2018 and the number of shares of our Common Stock being offered pursuant to this prospectus.

Name of selling stockholder	Shares beneficially owned as of the date of this prospectus (1)(2)	Number of shares being offered	Number of shares to be beneficially owned and percentage of beneficial ownership after the offering (1)(3)
			Number of shares	Percentage of class (4)
L2 Capital LLC (5)	9,970,361	11,116,714	5,883,168	1.42%
SBI Investments, LLC 2014-I (6)	9,970,361	11,116,714	5,883,168	1.42%
_______________

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

(2)
For each selling stockholder, this number represents (i) the 4,087,193 shares of our Common Stock we issued to such selling stockholder under the Purchase Agreement as Commitment Shares, (ii) the 3,050,000 shares of our Common Stock issuable upon the conversion of the Notes we issued to each selling stockholder on January 31, 2018 pursuant to the Securities Purchase Agreements described on page 2 of this prospectus between us and each selling stockholder, and (iii) the 2,833,168 shares of our Common Stock issuable upon the exercise of the Warrants we issued to the selling stockholders on January 31, 2018 pursuant to the Securities Purchase Agreements.  In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Put Shares that the selling stockholders may be required to purchase under the Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the selling stockholders’ control, including the registration statement of which this prospectus is a part becoming and remaining effective.  Furthermore, the maximum dollar value of each put of Common Stock to the selling stockholders under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Purchase Agreement, we may not issue shares of our Common Stock to the selling stockholders to the extent that the selling stockholders would, at any time, beneficially own more than 9.99% of our outstanding Common Stock as determined in accordance with SEC rules.

(3)
The amount and percentage of shares of our Common Stock that will be beneficially owned by the selling stockholders after completion of the offering assume that they will sell all shares of our Common Stock being offered pursuant to this prospectus.

(4)
Based on 415,425,215 shares of our Common Stock issued and outstanding as of February 8, 2018. All shares of our Common Stock being offered pursuant to this prospectus by the selling stockholders are counted as outstanding for computing the percentage beneficial ownership of such selling stockholders.

(5)	Adam Long and Edward Liceaga possess shared voting and investment power over shares owned by L2.

(6)	Jonathan Juchno and Peter Wisniewski possesses sole voting and investment power over shares owned by SBI.

PLAN OF DISTRIBUTION

The selling stockholders or their respective permitted transferees may, from time to time, sell any or all of shares of our Common Stock covered hereby on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the selling stockholders and/or the purchasers.

Each of the selling stockholders is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the Investors are underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

On January 31, 2018, L2 and SBI entered into a Trading Agreement (the “Trading Agreement”), as amended and restated on February 11, 2018, pursuant to which each of L2 and SBI agreed, as parties to the Trading Agreement, to establish a plan for the orderly trading of the shares of Common Stock acquired from us under the Purchase Agreement and the Securities Purchase Agreements.  Among other things, the plan to be established under the Trading Agreement will require that (i) the shares of Common Stock acquired under the Purchase Agreement and the Securities Purchase Agreements be held by a designated brokerage firm for the account of L2 and SBI pursuant to an account agreement, (ii) the parties will direct such broker to execute trades of such shares, from time to time, one order in each instance (each, an “Order”); (iii) upon the execution of any Order, any and all proceeds resulting from the same shall be distributed 50% to L2 and 50% to SBI. Pursuant to the Trading Agreement, all broker, legal or other administrative expenses incurred in connection with activities contemplated by the Trading Agreement will be shared equally by L2 and SBI. The selling stockholders have advised us that they will use an unaffiliated broker-dealer to effectuate all resales of our Common Stock. To our knowledge, the selling stockholders have not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of Common Stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although the selling stockholders have agreed not to enter into any “short sales” of our Common Stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, the selling stockholders may enter into arrangements they deem appropriate with respect to sales of shares of our Common Stock after they receives a put notice under the Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares reasonably expected to be purchased by them under such put notice.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $50,609.  We will not receive any proceeds from the resale of any of the shares of our Common Stock by the selling stockholders.  We would, however, receive proceeds from the sale of our Common Stock to the selling stockholders under the Purchase Agreement.

At any time a particular offer of the shares of our Common Stock is made by the selling stockholders, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

EXPERTS

The audited consolidated financial statements of Medizone International, Inc., as of December 31, 2016 and December 31, 2015 were audited by Tanner LLC, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Such filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement, and the reports and other information that we file with the SEC, at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the corporation laws of the State of Nevada, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

MEDIZONE INTERNATIONAL, INC.
Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Medizone International, Inc.

We have audited the consolidated balance sheets of Medizone International, Inc. and affiliate (collectively, the Company) as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has incurred recurring losses which have resulted in a significant accumulated deficit and deficit in stockholders’ equity. Additionally, the Company has minimal cash and negative working capital as of December 31, 2016. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 13.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tanner LLC
March 22, 2017

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Consolidated Balance Sheets

ASSETS
	December 31,
	2016	2015
Current assets:
Cash	$398,290	$745,078
Inventory	109,573	277,823
Prepaid expenses	81,666	31,986
Total current assets	589,529	1,054,887
Property and equipment, net	-	415
Other assets:
Trademark and patents, net	151,444	176,086
Lease deposit	4,272	4,272
Total other assets	155,716	180,358
Total assets	$745,245	$1,235,660

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$459,654	$491,044
Accounts payable – related parties	-	233,109
Accrued expenses	592,621	554,834
Accrued expenses – related parties	538,887	1,928,659
Other payables	224,852	224,852
Notes payable	297,332	297,396
Notes payable – related parties	1,617,881	-
Warrant liability	985,163	-
Total current liabilities	4,716,390	3,729,894
Notes payable, net of current portion	75,000	75,000
Total liabilities	4,791,390	3,804,894
Commitments and contingencies (Notes 5, 10 and 13)

Stockholders’ deficit:
Preferred stock, $0.00001 par value: 50,000,000 authorized; no shares outstanding	-	-
Common stock, $0.001 par value: 395,000,000 authorized; 393,934,068 and 369,434,068 shares issued and outstanding, respectively	393,934	369,434
Additional paid-in capital	33,680,146	32,496,646
Accumulated other comprehensive loss	(48,043)	(36,968)
Accumulated deficit	(38,072,182)	(35,398,346)
Total stockholders’ deficit	(4,046,145)	(2,569,234)
Total liabilities and stockholders’ deficit	$745,245	$1,235,660

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Consolidated Statements of Comprehensive Loss

	For the Years Ended December 31,
	2016	2015
Revenues	$237,000	$197,000
Operating expenses:
Cost of revenues	203,460	114,811
General and administrative	2,068,391	1,737,175
Research and development	501,734	299,649
Depreciation and amortization	56,311	53,442
Total operating expenses	2,829,896	2,205,077
Loss from operations	(2,592,896)	(2,008,077)
Loss on warrant liability	(47,212)	-
Interest expense	(33,850)	(27,872)
Interest income	122	27
Net loss	(2,673,836)	(2,035,922)
Other comprehensive loss:
Gain (loss) on foreign currency translation	(11,075)	21,130
Total comprehensive loss	$(2,684,911)	$(2,014,792)
Basic and diluted net loss per common share	$(0.01)	$(0.01)
Weighted average number of common shares outstanding	375,118,494	355,464,753

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Consolidated Statements of Stockholders’ Deficit

				Accumulated
	Common Stock		Additional Paid-in	Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Loss	Deficit	Deficit

Balance, December 31, 2014	346,034,068	$346,034	$30,052,656	$(58,098)	$(33,362,424)	$(3,021,832)

Common stock issued for cash ranging from $0.05 to $0.10 per share	23,400,000	23,400	1,652,600	-	-	1,676,000

Stock-based compensation	-	-	791,390	-	-	791,390

Gain on foreign currency translation	-	-	-	21,130	-	21,130

Net loss	-	-	-	-	(2,035,922)	(2,035,922)

Balance, December 31, 2015	369,434,068	369,434	32,496,646	(36,968)	(35,398,346)	(2,569,234)

Common stock issued for services at $0.096 per share	500,000	500	47,500	-	-	48,000

Common stock issued for cash ranging from $0.04 to $0.05 per share	24,000,000	24,000	1,136,000	-	-	1,160,000

Loss on foreign currency translation	-	-	-	(11,075)	-	(11,075)

Net loss	-	-	-	-	(2,673,836)	(2,673,836)

Balance, December 31, 2016	393,934,068	$393,934	$33,680,146	$(48,043)	$(38,072,182)	$(4,046,145)

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,673,836)	$(2,035,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,311	53,442
Stock-based compensation	48,000	791,390
Fair value of warrants issued for services	937,951	-
Change in warrant liability	47,212	-
Changes in operating assets and liabilities:
Inventory	168,250	(12,589)
Prepaid expenses	17,075	95,127
Customer deposits	-	(30,000)
Accounts payable and accounts payable – related parties	(36,389)	20,898
Accrued expenses and accrued expenses – related parties	37,787	38,400
Net cash used in operating activities	(1,397,639)	(1,079,254)

Cash flows from investing activities:
Expenditures for trademark and patents	(31,255)	(21,041)
Net cash used in investing activities	(31,255)	(21,041)

Cash flows from financing activities:
Principal payments on notes payable	(66,819)	(67,253)
Issuance of notes payable	-	75,000
Issuance of common stock for cash	1,160,000	1,676,000
Net cash provided by financing activities	1,093,181	1,683,747
Effects of foreign currency exchanges rates on cash	(11,075)	21,130
Net (decrease) increase in cash	(346,788)	604,582
Cash as of beginning of the year	745,078	140,496
Cash as of end of the year	$398,290	$745,078

Supplemental cash flow information:
Cash paid for interest	$12,956	$1,126
Supplemental disclosure of non-cash financing activities:
Financing of insurance premiums	$66,755	$66,408
Settlement of accounts payable and accrued expenses with notes payable – related party	$1,617,881	$-

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.             Organization

The consolidated financial statements presented are those of Medizone International, Inc. (Medizone) and the Canadian Foundation for Global Health (CFGH), a not-for-profit foundation based in Ottawa, Canada, considered to be a variable interest entity (VIE) as described below. Collectively, they are referred to herein as the “Company”. The Company is in the business of designing, manufacturing and selling a patented system using ozone in the disinfection of surgical and other medical treatment facilities and in other applications.

In late 2008, the Company assisted in the formation of CFGH, a not-for-profit foundation. The Company helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with the Company for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for the Company to use a tiered pricing structure for services and products in emerging economies and extend the reach of its technology to as many in need as possible.

U.S. generally accepted accounting principles (US GAAP) require a VIE to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the VIE’s expected residual returns as a result of holding variable interests (ownership, contractual, or other financial interests) in the VIE. In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate the financial results of the VIE with it. Accordingly, the financial position and results of operations of CFGH are consolidated with Medizone as of and for the years ended December 31, 2016 and 2015.

b.             Business Activities

The Company’s objective is to pursue an initiative in the field of hospital disinfection. The Company has developed an ozone-based technology, specifically for the purpose of decontaminating and disinfecting hospital surgical suites, emergency rooms, and intensive care units.

c.             Basic and Diluted Net Loss Per Common Share

The computations of basic and diluted net loss per common share are based on the weighted average number of common shares outstanding during the years as follows:

	For the Years Ended December 31,
	2016	2015

Numerator (net loss)	$(2,673,836)	$(2,035,922)

Denominator (weighted average number of common shares outstanding)	375,118,494	355,464,753

Basic and diluted net loss per common share	$(0.01)	$(0.01)

Common stock equivalents, consisting of 20,715,000 options and warrants to purchase up to $1,000,000 of common stock with the number of shares determined based on a 20-day average stock price prior to the date of exercise, have not been included in the calculation, as their effect is antidilutive for the years presented.

d.             Property and Equipment

Property and equipment are recorded at cost. Any major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of property and equipment. Depreciation is computed using the straight-line method over periods of three years for computers and software, and five years for office equipment and furniture.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e.             Provision for Income Taxes

The Company estimates income taxes in each of the jurisdictions in which it operates. This process involves estimating the Company’s actual current income tax expense together with assessing temporary differences resulting from differing treatment of items for income tax and financial reporting purposes. These temporary differences result in deferred income tax assets and liabilities, the net amount of which is included in the Company’s consolidated balance sheets. When appropriate, the Company records a valuation allowance to reduce its deferred income tax assets to the amount that the Company believes is more likely than not to be realized. Key assumptions used in estimating a valuation allowance include potential future taxable income, projected income tax rates, expiration dates of net operating loss (NOL) and tax credit carry forwards, and ongoing prudent and feasible tax planning strategies.

As of December 31, 2016, the Company had NOL carryforwards of approximately $12,451,000 that may be offset against future taxable income, if any, and expire through 2035.  If substantial changes in the Company’s ownership should occur, there would also be an annual limitation of the amount of the NOL carryforwards available for use.  No tax benefit has been reported in the consolidated financial statements as, in the opinion of management, it is more likely than not that all of the deferred income tax assets will not be realized and the NOL carryforwards will expire unused.  Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  If the Company were to determine that it would be able to realize its deferred income tax assets in the future in excess of the net recorded amount, an adjustment to reduce the valuation allowance would increase net income or decrease net loss in the period such determination was made.

Interest and penalties associated with any underpayment of income taxes would be classified as income tax provision in the statements of comprehensive loss.  The Company has elected to present revenues net of any tax collected.

Deferred income tax assets as of December 31, 2016 and 2015 comprised the following:

	2016	2015

Net operating loss carryforwards	$4,959,900	$4,408,800
Related-party accruals	1,564,700	1,165,900
Valuation allowance	(6,524,600)	(5,574,700)
	$-	$-

The income tax benefit differs from the amount determined by applying the U.S. federal income tax rate to pretax loss for the years ended December 31, 2016 and 2015 due to the following:

	2016	2015

Income tax benefit based on U.S. statutory rate of 34%	$(909,100)	$(692,200)
Stock issued for expenses	-	269,100
Other	(40,800)	94,000
Change in valuation allowance	949,900	329,100
	$-	$-

The Company had no uncertain income tax positions as of December 31, 2016, and 2015.

The Company files income tax returns in the U.S. federal and California jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local tax examinations for years before 2013.

f.              Principles of Consolidation

The consolidated financial statements include the accounts of Medizone and the accounts of CFGH, a VIE. All material intercompany accounts and transactions have been eliminated.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

g.             Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities as of the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

h.             Advertising

The Company expenses the costs of advertising as incurred. The Company did not incur any advertising expense for the years ended December 31, 2016 and 2015.
i.              Stock Options

The Company records compensation expense in connection with the granting of stock options and their vesting periods based on their fair values. The Company estimates the fair values of stock option awards issued to employees, consultants and others by using the Black-Scholes option-pricing model. For stock options with a service condition, the expense is measured at the grant date and expensed over the vesting period. For stock options with a performance condition, the expense is measured when it is probable that the performance condition will be met, subsequently re-measured at each reporting date, and trued up upon the final completion of the performance condition.

j.              Common Stock Warrant Liability

The Company accounts for the common stock warrants as liabilities. The fair value of the common stock warrant liability is determined at each reporting period-end, with the changes in fair value recognized as gain (loss) on change in fair value of warranty liability. The fair value of the warrants to purchase common stock is estimated using the Black-Scholes valuation model. The significant assumptions used in estimating the fair value of warrant liabilities include the exercise price, volatility of the stock underlying the warrant, risk-free interest rate, estimated fair value of the stock underlying the warrant and the estimated life of the warrant.

k.             Trademark and Patents

Trademark and patents are recorded at cost. Amortization is computed using the straight-line method over a period of seven years. The Company evaluates the recoverability of intangibles and reviews the amortization period on a continual basis. Several factors are used to evaluate intangibles, including management’s plans for future operations, recent operating results, and projected, undiscounted net cash flows.

l.              Revenue Recognition Policy

The Company recognizes revenue when it ships its products, title and risk of loss passes to customers, payment from the customer is reasonably assured and the price is fixed or determinable. The Company records customer deposits received in advance of shipping products as a liability.

m.            Inventory

The Company’s inventory consists of its AsepticSure® product and is valued on a specific identification basis. The Company generally purchases its inventory as a finished product from unrelated manufacturing companies. The Company determined that there was no obsolete or excess inventory as of December 31, 2016, and 2015.

n.             Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, accrued expenses, notes payable and warrant liability. The carrying amounts of cash, accounts payable, and accrued expenses approximate their fair values because of the short-term nature of these instruments. The carrying amounts of the notes payable approximate fair values as the individual borrowings bear interest at rates that approximate market interest rates for similar debt instruments. The fair value of the warrant liability represents its estimated fair value using the Black-Scholes option pricing model.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

n.            Fair Value of Financial Instruments (continued)

The Company measures certain financial liabilities (warrant liability) at fair value on a recurring basis. The Company follows a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to measurements involving significant unobservable inputs (Level 3). The three levels of the fair value hierarchy are as follows:

•	Level 1 measurements are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 measurements are inputs other than quoted prices included in Level 1 that are observable either directly or indirectly.

•	Level 3 measurements are unobservable inputs.

o.             Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under US GAAP.  The core principle of ASU No. 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services.  ASU No. 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing US GAAP.  ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017, and interim periods therein.  Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods therein.  The Company is assessing the impact, if any, of implementing this guidance on the Company’s financial position, results of operations and liquidity.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.   ASU No. 2014-15 sets forth management’s responsibility to evaluate, each reporting period, whether there is substantial doubt about the entity’s ability to continue as a going concern, and if so, to provide related footnote disclosures.   ASU 2014-15 is effective for annual reporting periods ending after December 15, 2016.  The implementation of this guidance had no impact on the presentation of the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740), simplifying the presentation of deferred income taxes on the balance sheet by requiring companies to classify all deferred taxes as either a non-current asset or a non-current liability. ASU No. 2015-17 is effective for annual reporting periods beginning after December 15, 2016, and interim periods within annual periods ending after December 15, 2016. The Company is assessing the impact, if any, of implementing this guidance on the Company’s financial statement presentation.

In February 2016, the FASB released ASU No. 2016-02, Leases (Topic 842), to bring transparency to lessee balance sheets. ASU No. 2016-02 will require organizations that lease assets (lessees) to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. ASU No. 2016-02 will apply to both types of leases; capital (or finance) leases and operating leases. Previously, US GAAP has required only capital leases to be recognized on lessee balance sheets. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early application is permitted. The Company is assessing the impact of ASU No. 2016-02 will have on its future financial position, results of operations and liquidity.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. ASU No. 2016-09 is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification in the statement of cash flows, and forfeitures. ASU No. 2016-09 is effective for fiscal years, and interim periods within those years beginning after December 15, 2016. The Company is assessing the impact of ASU No. 2016-09 on its future financial position, results of operations and liquidity.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

o.             Recent Accounting Pronouncements (continued)

In October 2016, the FASB issued ASU No. 2016-17, Interests held Through Related Parties That are Under Common Control. ASU No. 2016-17 clarifies the consolidation process for the primary beneficiary of a Variable Interest Entity (VIE) should that related party have indirect interests under common control with the reporting entity. ASU No. 2016-17 is effective for years ending after December 31, 2016, and the Company is assessing the impact that ASU No. 2016-17 may have on its consolidated financial statements.

p.             Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which cash, at times, exceeds federally insured limits. As of December 31, 2016, the Company had approximately $229,000 of cash balances that exceeded U.S. federally insured limits. To date, the Company has not experienced a material loss or lack of access to its cash; however, no assurance can be provided that access to the Company’s cash will not be impacted by adverse conditions in the financial markets.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2016 and 2015:

	2016	2015
Computers and software	$2,938	$2,938
Furniture	2,075	2,075
	5,013	5,013
Accumulated depreciation	(5,013)	(4,598)
Property and equipment, net	$—	$415

Depreciation expense for each of the years ended December 31, 2016 and 2015 was $415.

NOTE 3 - TRADEMARK AND PATENTS

Trademark and patents consist of the following as of December 31, 2016 and 2015:

	2016	2015
Patent costs	$415,251	$383,997
Trademark	770	770
	416,021	384,767
Accumulated amortization	(264,577)	(208,681)
Trademark and patents, net	$151,444	$176,086

Amortization expense for the years ended December 31, 2016 and 2015 was $55,896 and $53,027, respectively. The future amortization as of December 31, 2016, is as follows: 2017-$51,331; 2018-$38,750; 2019-$25,086; 2020-$17,543; 2021-$10,297 and thereafter-$8,437.

NOTE 4 - ACCOUNTS PAYABLE – RELATED PARTIES

As of December 31, 2016 and 2015, the Company owed $0 and $233,109 to consultants, who were also stockholders, for services. In July 2016, the Company converted $228,109 of accounts payable – related parties into notes payable – related parties (see Note 8).

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2016 and 2015:

	2016	2015
Accrued interest	$549,909	$529,015
Other accruals	42,712	25,819
Total	$592,621	$554,834

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 6 - ACCRUED EXPENSES – RELATED PARTIES

Accrued expenses – related parties consist of the following as of December 31, 2016 and 2015:

	2016	2015
Accrued payroll and consulting – related parties	$422,334	$1,812,106
Accrued payroll taxes – related parties	116,553	116,553
Total	$538,887	$1,928,659

In July 2016, the Company converted $1,389,772 of accrued payroll and consulting - related parties into notes payable – related parties. These parties are officers and executives of the Company (see Note 8).

NOTE 7 - NOTES PAYABLE

Notes payable consist of the following as of December 31, 2016 and 2015:

	2016	2015
Unsecured notes payable to former directors and a family member of a former director, due at various dates in 1995, 1996 and 1997, interest at 8%. The Company has the right to repay the loans with restricted stock at $0.10 per share if alternative financings do not occur. These notes payable are in default.	$182,676	$182,676
Unsecured notes payable to a third party in the amount of $50,000, due on September 8, 2018, interest at 12%. Accrued interest due semi-annually, January 5 and July 5 of each year. The note holder has the right to convert 20% of the then outstanding principal into common shares at $0.10 per share.	50,000	50,000
Unsecured notes payable to 10 stockholders, due on demand, interest at 10%. The Company is obligated to accept the principal at face value plus accrued interest as partial payment for shares the lenders may purchase from the Company upon exercise of the lenders’ option to acquire shares from the Company.	60,815	60,815
Unsecured notes payable to a third party in the amount of $25,000, due on September 17, 2018, interest at 12%. Accrued interest due semi-annually, January 5 and July 5 of each year. The note holder has the right to convert 20% of the then outstanding principal into common shares at $0.10 per share.	25,000	25,000
Unsecured notes payable to directors totaling $28,000 and a note payable to a third party in the amount of $9,000, due on April 22, 1995, interest at 8%. Each lender has the right to convert any portion of the principal and interest into common stock at a price per share equal to the price per share under a prior private placement transaction. These notes payable are in default.	37,000	37,000
Unsecured notes payable to a financing company, payable in nine monthly installments, interest ranging from 4.88% to 6.68%, mature in April, July and November 2017.	16,841	16,905
Total notes payable	372,332	372,396
Less notes payable current portion	(297,332)	(297,396)
Total notes payable long term, net of current portion	$75,000	$75,000

NOTE 8 - NOTES PAYABLE – RELATED PARTIES

In July 2016, the Company converted $228,109 of accounts payable – related parties, and $1,389,772 of accrued expenses – related parties into three promissory notes aggregating $1,617,881. The amounts converted represent accrued expenses and accrued wages prior to 2009 owed to certain officers and executives of the Company. The three notes have similar terms and specify payment terms, trigger events and a default rate of 2% per annum.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 9 - WARRANT LIABILITY

The Company accounts for its common stock warrants under ASC 480, Distinguishing Liabilities from Equity. Any financial instrument, other than an outstanding share, that, at inception, embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, which requires or may require the issuer to settle the obligation by transferring assets, is classified as a liability. This liability is to be fair valued at each reporting period, with the changes in fair value recognized as gain (loss) on change in fair value of warranty liability. The fair value of the warrants to purchase common stock is estimated using the Black-Scholes valuation model. The significant assumptions used in estimating the fair value of warrant liabilities include the exercise price, volatility of the stock underlying the warrant, risk-free interest rate, estimated fair value of the stock underlying the warrant and the estimated life of the warrant

In October 2016, the Company issued warrants to purchase up to $1,000,000 in common stock with the number of shares determined based on a 20-day average stock price prior to the date of exercise with the exercise prices discounted 40%. The warrants are exercisable between January 31, 2017 and January 30, 2018, at which point the outstanding warrants expire. Since the price of the warrant is yet to be determined, the Company recorded a common stock warrant liability of $937,951 on the warrant’s issuance date and, revalued it on December 31, 2016. The estimate was calculated using the following inputs:

Input	October 21, 2016	December 31, 2016
Risk-free interest rate	.66%	85%
Expected life in years	1 year	1 year
Dividend yield	—	—
Volatility	108.2%	120.0%
Stock price	$0.08	$0.11

As of December 31, 2016, the Company recorded an increase of $47,212 in the warrant liability which resulted from an increase in the Company’s stock price at the end of the year, for a total liability of $985,163.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to certain claims and lawsuits arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company’s consolidated financial position, results of operations, or cash flows.

Rakas vs. Medizone International, Inc. - A former consultant brought this action against the Company claiming the Company had failed to pay consulting fees under a consulting agreement. In September 2001, the parties agreed to settle the matter for $25,000. The Company, however, did not have the funds to pay the settlement and the plaintiff moved the court to enter a default judgment in the amount of $143,000 in January 2002. On May 8, 2002, the court vacated the default judgment and requested that the Company post a bond of $25,000 to cover the settlement previously entered into by the parties. The Company has been unable to post the required bond amount as of the date of this report. Therefore, the Company has recorded in accounts payable, the original default judgment in the amount of $143,000, plus fees totaling $21,308, as of December 31, 2016 and 2015. The Company intends to contest the judgment if and when it is able to do so in the future.

Other Payables

As of December 31, 2016 and 2015, the Company has recorded other payables totaling $224,852 related to certain past due payables for which the Company has not received invoices or demands for over 10 years. Although management of the Company does not believe that the amounts will be paid, the amounts have been recorded as other payables until such time as the Company is certain that no liability exists.

Operating Leases

The Company operates a certified laboratory located at Innovation Park, Queen’s University in Kingston, Ontario, Canada, which provides a primary research and development platform. The lease term is June 30, 2016 through June 29, 2018 with a monthly lease payment of $3,550 Canadian dollars (“CD”) plus the applicable goods and services tax (“GST”).

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 10 - COMMITMENTS AND CONTINGENCIES (continued)

The Company has a month-to-month cancelable lease for office space located in California, with monthly payments of approximately $2,556. In February 2017, the Company gave 60-days’ notice that the lease would be terminated as of April 30, 2017.

In December 2016, the Company terminated a Distribution and License Agreement with a distributor due to lack of market development related to the Company’s product by the distributor. In connection with the termination agreement, the Company negotiated the return of five disinfection units on or before January 17, 2017 for $25,000 per unit.

NOTE 11 - EQUITY TRANSACTIONS

Unless otherwise stated, the following equity transactions were with unrelated parties and the securities issued were restricted. There were no underwriters involved.

Common Stock for Cash – 2015

During February 2015, the Company sold 300,000 restricted shares of common stock to an accredited investor for cash proceeds totaling $21,000, or $0.07 per share.

During February and March 2015, the Company sold an aggregate of 3,000,000 restricted shares of common stock to seven accredited investors for cash proceeds totaling $150,000, or $0.05 per share.

During April, May and June 2015, the Company sold an aggregate of 7,500,000 restricted shares of common stock to eight accredited investors for cash proceeds totaling $375,000, or $0.05 per share.

During August 2015, the Company sold an aggregate of 2,600,000 restricted shares of common stock to five accredited investors for cash proceeds totaling $130,000, or $0.05 per share.

During November 2015, the Company sold 10,000,000 restricted shares of common stock to an accredited investor for cash proceeds totaling $1,000,000, or $0.10 per share.

Common Stock for Cash or Services Provided – 2016

During the January 2016, the Company issued 500,000 restricted shares of common stock for consulting services. The value of the shares on the date of grant was $48,000, or $0.096 per share.

During September 2016, the Company sold an aggregate of 4,000,000 restricted shares of common stock to three accredited investors for cash proceeds totaling $160,000, or $0.04 per share.

During October 2016, the Company issued 20,000,000 restricted shares of common stock pursuant to the exercise of warrants for cash proceeds totaling $1,000,000, or $0.05 per share.

Recapitalization

The Company’s amended Articles of Incorporation include a class of preferred stock, par value $0.00001, with authorized shares of 50,000,000. To date, no shares of preferred stock have been issued. The rights and preferences of the authorized preferred shares will be determined by the Company’s Board of Directors.

On December 15, 2016, the Company’s stockholders approved the Board’s recommendation to increase the number of shares of common stock authorized from 395,000,000 shares to 500,000,000 shares in order to provide the Company with sufficient authorized shares to accomplish its objectives. The Company filed an amendment to modify its Articles of Incorporation with the State of Nevada on January 4, 2017, which was approved by the State on January 24, 2017.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 12 - COMMON STOCK OPTIONS

In May 2012, the Company granted options for the purchase of 1,000,000 shares of common stock to a consultant for distribution channel related services to be performed. The options have vested as of December 31, 2015. The options have an exercise price of $0.17 per share, and are exercisable for up to five years. The Company recognized $69,300 of expense during the year ended December 31, 2015.

In August 2013, the Company granted options for the purchase of 250,000 shares of common stock to a consultant. These options are exercisable at $0.10 per share for five years from the date of grant with 50,000 options vesting immediately and the other 200,000 options vesting upon the achievement of certain milestones, which were met in 2015. The Company recognized the remaining expense of $17,659 during the year ended December 31, 2015.

On February 26, 2014, the Company granted to a new director options for the purchase of 2,000,000 shares of common stock, with an exercise price of $0.1095 per share. Of these options, 1,000,000 vested February 26, 2015 and the remaining 1,000,000 options will vest upon the successful achievement of certain milestones. Unvested options vest immediately in the event of a change in control of the Company. The options are exercisable for five years. The Company recognized $16,017 during the year ended December 31, 2015 in connection with the options that vested on February 26, 2015. The Company will measure and begin recognizing the remaining expense when the achievement of the required milestones becomes probable.

On February 26, 2014, the Company granted options to six consultants and service providers for the purchase of a total of 250,000 shares of common stock at an exercise price of $0.1095 per share. Options for 200,000 shares vested immediately upon grant and options for the remaining 50,000 shares vested January 9, 2015. The options are exercisable for five years. The grant date fair value of these options was $24,023. The Company recognized expense of $800 during the year ended December 31, 2015.

On May 6, 2014, the Company granted options to a consultant for the purchase of 100,000 shares of common stock at an exercise price of $0.19 per share. Options for 50,000 shares vested immediately upon grant and options for the remaining 50,000 vested during 2015. The options are exercisable for five years. The Company recognized expense of $8,342 during the year ended December 31, 2015.

On October 7, 2014, the Company granted to a new board member options for the purchase of 1,000,000 shares of common stock, with an exercise price of $0.16 per share. These options vested October 7, 2015. The options are exercisable for five years. The grant date fair value of the options was $140,178. The Company recognized $105,133 during the year ended December 31, 2015.

On December 4, 2014, the Company granted options to four consultants for the purchase of 140,000 shares of common stock at an exercise price of $0.11 per share. The required milestones have been met and the shares are fully vested. The options are exercisable for five years. The total value of these options at the date of grant was $13,461, which the Company recognized as an expense during the year ended December 31, 2015.

In August 2015, the Company granted options for the purchase of a total of 7,150,000 shares of common stock for services rendered, as follows: 6,000,000 shares total to five directors of the Company, 650,000 shares total to four consultants, and 500,000 shares to an employee of the Company. All options vested upon grant, have an exercise price of $0.088 per share, and are exercisable for up to five years. The total value of these options at the date of grant was $541,687, which the Company recognized as an expense during the year ended December 31, 2015.

In August 2015, the Company granted options to a consultant for the purchase of a total of 250,000 shares of common stock at an exercise price of $0.085 per share. These options vested upon grant and are exercisable for up to five years. The total value of these options at the date of grant was $18,991, which the Company recognized as an expense during the year ended December 31, 2015.

The Company’s 2014 Equity Compensation Plan (the “2014 Plan”) was adopted on April 30, 2014 by the Board of Directors. The Company filed a registration statement on Form S-8 on July 17, 2014, to register 6,000,000 shares of common stock that may be issued under awards made pursuant to the 2014 Plan. As of December 31, 2016, the Company had no remaining options available for grant under the 2014 Plan and previously adopted plans.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 12 - COMMON STOCK OPTIONS (continued)

The Company’s 2016 Equity Incentive Award Plan (the “2016 Plan”) was adopted on December 15, 2016 by the stockholders. The 2016 Plan replaces the Company’s 2008 Equity Compensation Plan (“2008 Plan”), 2009 Incentive Stock Plan (“2009 Plan”), 2012 Equity Incentive Award Plan (“2012 Plan”), and the 2014 Equity Incentive Plan (“2014 Plan” and, together with the 2008, 2009 and 2012 Plans, the “Prior Plans”). Options and awards previously granted under the Prior Plans that have not yet expired by their terms will remain outstanding until their expiration dates. The Company will no longer make any grants or awards under the Prior Plans. The 2016 Plan replaces all previous plans and reserves a total of 10,000,000 shares of common stock for awards granted under the 2016 Plan. As of December 31, 2016, no shares had been issued.

The Company estimates the fair value of each stock award by using the Black-Scholes option-pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including expected volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes option-pricing model is zero. Expense of $0 and $791,390 was recorded for the years ended December 31, 2016 and 2015, respectively. Excluding options whose performance condition is not yet deemed probable as of December 31, 2016, the Company had various unvested outstanding options with related unrecognized expense of $104,647. The Company will recognize this expense when achievement of the required milestones become probable.

The Company estimated the fair value of the stock options for 2015 at the date of the grant, based on the following weighted average assumptions:

Risk-free interest rate	1.52%	to	1.60%
Expected life			5 years
Expected volatility	131.33%	to	136.34%
Dividend yield			0.00%

The Company estimated the fair value of the stock options for 2016 at the date of the grant, based on the following weighted average assumptions:

Risk-free interest rate	1.85%
Expected life	5 years
Expected volatility	130.34%
Dividend yield	0.00%

A summary of the status of the Company’s outstanding options as of December 31, 2016 and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price
Outstanding, January 1, 2016	20,965,000	$0.18
Granted	150,000	0.00
Expired/Canceled	(400,000)	0.10
Outstanding, December 31, 2016	20,715,000	0.14
Exercisable	19,640,000	0.14

As of December 31, 2016, the aggregate intrinsic value of the outstanding vested options was $1,597,426. No shares were exercised in 2016.

MEDIZONE INTERNATIONAL, INC. AND AFFILIATE
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 13 - GOING CONCERN

The Company’s consolidated financial statements are prepared in accordance with US GAAP which assumes an entity is a going concern and contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred significant recurring losses from its inception through December 31, 2016, which have resulted in an accumulated deficit of $38,072,182 as of December 31, 2016. The Company has minimal cash, has a working capital deficit of $4,126,861, and a total stockholders’ deficit of $4,046,145 as of December 31, 2016. The Company has relied almost exclusively on debt and equity financing to sustain its operations. Accordingly, there is substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional capital and ultimately, upon the Company attaining profitable operations. The Company will require substantial additional funds to continue to develop its products, product manufacturing, and to fund additional losses, until revenues are sufficient to cover the Company’s operating expenses. If the Company is unsuccessful in obtaining the necessary additional funding, it will most likely be forced to substantially reduce or cease operations.

The Company believes that it will need approximately $1,500,000 during the next 12 months for continued production manufacturing research, development, and marketing activities, as well as for general corporate purposes.

During 2016, the Company raised a total of $160,000 through the sale of 4,000,000 shares of common stock at a price of $0.04 per share. Additionally, the Company received proceeds of $1,000,000 resulting from the exercise of warrants for 20,000,000 shares of common at $0.05 per share. The Company used the proceeds from these securities issuances to keep current in its reporting obligations under the Exchange Act and to pay certain other corporate obligations.

The ability of the Company to continue as a going concern is dependent on successfully accomplishing the plan described in the preceding paragraphs and eventually attaining profitable operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 14 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through the filing date of the Annual Report on Form 10-K, and determined to disclose the following events.

On February 2, 2017, the Board of Directors granted a total of 5,700,000 common stock options to officers, directors and other employees.

On February 28, 2017, the Company entered into separation and release agreements (Separation Agreements) with our former Chairman and CEO, Edwin Marshall, and our former Director of Operation, Dr. Jill Marshall. The Separation Agreements include principal payment schedules for promissory notes issued to these individuals and modify the terms of common stock option awards granted to them under the 2014 Equity Incentive Plan by increasing the exercise period of the grants from three weeks to three years following termination.

On March 1, 2017, the Company issued to its new chairman and interim CEO a stock award of 1,000,000 shares of common stock and is eligible to receive an additional 1,000,000 shares of common stock upon AsepticSure’s commercialization in the US market. Additionally, stock options granted to the Company’s new CEO Chairman and Interim CEO on February 26, 2014 shall vest as follows: 750,000 shares upon execution of this Agreement; and 250,000 shares upon completion of original commercial milestones as established in the original option grant agreement.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Condensed Consolidated Balance Sheets
(Unaudited)

ASSETS

	September 30, 2017	December 31, 2016
Current assets:
Cash	$60,521	$398,290
Inventory	311,691	109,573
Prepaid expenses	37,722	81,666
Total current assets	409,934	589,529
Other assets:
Trademark and patents, net	126,011	151,444
Lease deposit	2,847	4,272
Total other assets	128,858	155,716
Total assets	$538,792	$745,245

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable	$661,771	$459,654
Accounts payable – related parties	19,704	-
Accrued expenses	622,620	592,621
Accrued expenses – related parties	681,044	538,887
Other payables	224,852	224,852
Notes payable	368,419	297,332
Notes payable – related parties	1,624,881	1,617,881
Warrant liability	700,512	985,163
Total current liabilities	4,903,803	4,716,390
Notes payable, net of current portion	-	75,000
Total liabilities	4,903,803	4,791,390
Commitments and contingencies (Note 7)

Stockholders’ deficit:
Preferred stock, $0.00001 par value: 50,000,000 authorized; no shares outstanding	-	-
Common stock, $0.001 par value: 500,000,000 authorized; 404,517,402 and 393,934,068 shares issued and outstanding, respectively	404,517	393,934
Additional paid-in capital	34,977,174	33,680,146
Accumulated other comprehensive loss	(52,398)	(48,043)
Accumulated deficit	(39,694,304)	(38,072,182)
Total stockholders’ deficit	(4,365,011)	(4,046,145)
Total liabilities and stockholders’ deficit	$538,792	$745,245

(1)	The condensed consolidated balance sheet as of December 31, 2016 has been prepared using information from the audited consolidated balance sheet as of that date.

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$-	$237,000	$-	$237,000
Operating Expenses:
Cost of revenues	-	200,326	-	200,326
General and administrative	335,326	363,209	1,603,869	858,455
Research and development	48,226	75,332	196,932	343,368
Depreciation and amortization	14,606	14,152	43,370	41,966
Total operating expenses	398,158	653,019	1,844,171	1,444,115
Loss from operations	(398,158)	(416,019)	(1,844,171)	(1,207,115)
Other income (expense):
Gain on remeasurement of warrant liability	54,982	-	284,651	-
Interest expense	(27,079)	(8,504)	(62,627)	(25,634)
Interest income	6	2	25	66
Net loss	(370,249)	(424,521)	(1,622,122)	(1,232,683)
Other comprehensive loss on foreign currency translation	(2,163)	(4,021)	(4,355)	(5,507)
Total comprehensive loss	$(372,412)	$(428,542)	$(1,626,477)	$(1,238,190)
Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	401,673,199	371,151,459	398,041,211	370,333,703

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,622,122)	$(1,232,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	807,610	48,000
Depreciation and amortization	43,370	41,966
Gain on remeasurement of warrant liability	(284,651)	-
Changes in operating assets and liabilities:
Inventory	(202,118)	171,491
Prepaid expenses	82,085	35,815
Lease deposit	1,425	-
Accounts payable and accounts payable – related parties	221,821	49,637
Accrued expenses and accrued expenses – related parties	172,156	97,866
Net cash used in operating activities	(780,424)	(787,908)

Cash flows from investing activities:
Cost of registering patents	(17,936)	(17,941)
Net cash used in investing activities	(17,936)	(17,941)

Cash flows from financing activities:
Principal payments on notes payable and notes payable – related parties	(35,054)	(56,534)
Issuance of common stock for cash	500,000	160,000
Net cash provided by financing activities	464,946	103,466
Effects of foreign currency exchange rates on cash	(4,355)	(5,507)
Net decrease in cash	(337,769)	(707,890)
Cash as of beginning of the period	398,290	745,078
Cash as of end of the period	$60,521	$37,188

Supplemental cash flow information:
Cash paid for interest	$12,549	$8,246
Supplemental disclosure of non-cash financing activities:
Settlement of accounts payable and accrued expenses with notes payable – related parties	-	1,617,881
Financing of insurance premiums	38,141	66,755

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 1     BASIS OF PRESENTATION

The financial information of Medizone International, Inc., a Nevada corporation (“Medizone), the Canadian Foundation of Global Health (“CFGH”) based in Ottawa, Canada, considered to be a variable interest entity (“VIE”) as described below, and Medizone Canada, Inc. a wholly owned subsidiary, (collectively, the “Company”), included herein is unaudited and has been prepared consistent with U.S. generally accepted accounting principles (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all information and notes required by US GAAP for complete financial statements. These notes should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. In the opinion of management, these financial statements contain all adjustments (consisting solely of normal recurring adjustments) which are necessary for a fair presentation of results for the interim periods presented. The results of operations for the three and nine months ended September 30, 2017, are not necessarily indicative of the results to be expected for the full year ending December 31, 2017.

NOTE 2     CANADIAN FOUNDATION FOR GLOBAL HEALTH

In late 2008, Medizone assisted in the formation of CFGH, a not-for-profit foundation, for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with Medizone for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for Medizone to use a tiered pricing structure for services and products in emerging economies and extend the reach of the Medizone’s technology to as many in need as possible.

Accounting standards require a VIE to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the VIE’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the VIE. In addition, a legal entity may be considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate its financial statements with those of the VIE. Medizone determined that CFGH met the requirements of a VIE effective upon the first advance to CFGH on February 12, 2009. After eliminations, the operations and equity of the non-controlling interest is not material to the consolidated financial statements. Accordingly, the financial statements of CFGH have been consolidated with Medizone for all periods presented.

NOTE 3     BASIC AND DILUTED NET LOSS PER COMMON SHARE

The computations of basic and diluted net loss per common share are based on the weighted average number of common shares outstanding during the periods as follows:

	For the Three Months Ended
	September 30,
	2017	2016

Numerator: Net loss	$(370,249)	$(424,521)
Denominator: Weighted average number of common shares outstanding	401,673,199	371,151,459
Basic and diluted net loss per common share	$(0.00)	$(0.00)

	For the Nine Months Ended
	September 30,
	2017	2016

Numerator: Net loss	$(1,622,122)	$(1,232,683)
Denominator: Weighted average number of common shares outstanding	398,041,211	370,333,703
Basic and diluted net loss per common share	$(0.00)	$(0.00)

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 3     BASIC AND DILUTED NET LOSS PER COMMON SHARE (Continued)

Common stock equivalents, consisting of options to purchase 20,315,000 shares and warrants to purchase up to $1,000,000 of common stock, with the number of shares determined based on a 40% discount of the 20-day average stock price prior to the date of exercise, and a warrant to purchase 750,000 shares of common stock at a specified price have not been included in the calculation as their effect is antidilutive for the periods presented.

NOTE 4     GOING CONCERN

The Company’s condensed consolidated financial statements are prepared assuming the Company is a going concern and contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant recurring losses from its inception through September 30, 2017, which have resulted in an accumulated deficit of $39,694,304 as of September 30, 2017. The Company has minimal cash, has a working capital deficit of $4,493,869, and a total stockholders’ deficit of $4,365,011 as of September 30, 2017. The Company has relied almost exclusively on debt and equity financing to sustain its operations. Accordingly, there is a substantial doubt about the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional capital and ultimately, upon the Company’s attaining profitable operations. The Company will require substantial additional funds to continue to develop its products, manufacture products, and fund additional losses, until revenues are sufficient to cover the Company’s operating expenses. If the Company is unsuccessful in obtaining the necessary additional funding, it will most likely be forced to substantially reduce or cease its operations or seek protection under U.S. bankruptcy laws.

The Company believes that it will need approximately $1,500,000 during the next 12 months for continued product manufacturing, research, development and marketing activities, as well as for limited general corporate purposes.

During the nine months ended September 30, 2017, the Company raised gross cash proceeds totaling $500,000 through the sale of 8,333,334 shares of common stock at a price of $0.06 per share in a private offering to accredited investors, which included the Company’s Chairman and Interim CEO and an independent director.

The ability of the Company to continue as a going concern is dependent on successfully accomplishing the plan described in the preceding paragraphs and eventually attaining profitable operations. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 5     INVENTORY

In December 2016, the Company terminated a Distribution and License Agreement with a distributor due to lack of market development by the distributor. In connection with the termination, the Company negotiated the return of five disinfection units on or before January 17, 2017 paying the distributor $25,000 per unit. The units were upgraded with the Company’s current technology to support the ongoing expansion of the Company’s commercial strategy.

NOTE 6     WARRANT LIABILITY

The Company accounts for its common stock warrants under ASC 480, Distinguishing Liabilities from Equity. Any financial instrument, other than an outstanding share, that, at inception, embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, which requires or may require the issuer to settle the obligation by transferring assets, is classified as a liability. This liability is to be remeasured at fair value at each reporting period, with the changes in fair value recognized as gain (loss) on remeasurement of warranty liability. The fair value of the warrants to purchase common stock is estimated using the Black-Scholes valuation model. The significant assumptions used in estimating the fair value of warrant liabilities include the exercise price, volatility of the stock underlying the warrant, risk-free interest rate, estimated fair value of the stock underlying the warrant and the estimated life of the warrant.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 6     WARRANT LIABILITY (Continued)

In October 2016, the Company issued warrants to purchase from the Company up to $1,000,000 in common stock with the number of shares determined based on a 40% discount to the 20-day average stock price prior to the date of exercise. The warrants are exercisable between January 31, 2017 and January 30, 2018, at which point the outstanding warrants expire. Since the exercise price of the warrant is yet to be determined, the Company recorded a common stock warrant liability of $937,951 on the warrant’s issuance date and remeasured it at fair value on December 31, 2016 at $985,163. The warrant liability is remeasured at fair value at each quarter end until the warrant liability expires.

The estimate was calculated using the following inputs:

Input	September 30, 2017
Risk-free interest rate	1.06%
Expected life	4 months
Expected volatility	74.10%
Dividend yield	0.00%
Stock price	$0.06

As of September 30, 2017, the Company recorded a decrease in the warrant liability of $284,651 resulting from the fluctuation in the Company’s stock price. The warrant liability was $700,512 as of September 30, 2017.

NOTE 7      COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company’s consolidated financial position, results of operations, or cash flows.

Litigation

Rakas vs. Medizone International, Inc. - A former consultant brought this action against the Company claiming the Company had failed to pay consulting fees under a consulting agreement. In September 2001, the parties agreed to settle the matter for $25,000. The Company, however, did not have the funds to pay the settlement and the plaintiff moved the court to enter a default judgment of $143,000 in January 2002. On May 8, 2002, the court vacated the default judgment and requested that the Company post a bond of $25,000 to cover the settlement previously entered into by the parties. The Company has been unable to post the required bond amount as of the date of this report. Therefore, the Company recorded the original default judgment in the amount of $143,000, plus fees totaling $21,308, as of September 30, 2017 and December 31, 2016, in accounts payable. The Company intends to contest the judgment if and when it is able to do so in the future.

Related Party Agreements

In July 2016, the Company converted $228,109 of accounts payable – related parties, and $1,389,772 of accrued expenses – related parties into three promissory notes payable – related parties aggregating to $1,617,881. The amounts converted represent accrued expenses and accrued wages prior to 2009 owed to certain officers and executives of the Company.

On February 28, 2017, the Company entered into separation and release agreements (Separation Agreements) with its former Chairman and CEO, Edwin Marshall, and its former Director of Operations, Dr. Jill Marshall. The Separation Agreements include principal payment schedules for the promissory notes issued to these individuals in 2016 as described in the previous paragraph and modify the terms of common stock option awards granted to them under the Company’s 2014 Equity Incentive Plan by increasing the exercise period of the grants from three months to three years following termination. The Company is currently in default with the terms of the promissory notes and is accruing interest at 5% per annum on the outstanding balance, with any payments made to be applied towards interest first.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 7      COMMITMENTS AND CONTINGENCIES (Continued)

On March 1, 2017, the Company entered into an employment agreement with David Esposito to fill the position of Chairman and Interim CEO. The agreement stated the terms of his employment and compensation. Mr. Esposito’s compensation consisted of: (1) an annual base salary of $225,000; (2) a potential target bonus of up to 50% of base salary based on performance goals determined by the Board of Directors of the Company (“Board”); (3) equity awards, and (4) standard employee benefits, including vacation. Mr. Esposito stepped down from his position as Interim CEO upon the appointment of David Dodd as the Company’s CEO effective September 18, 2017. As of September 30, 2017, the Company has accrued wages to Mr. Esposito of $123,750. Mr. Esposito will remain as the Company’s Chairman of the Board.

On September 15, 2017, the Company entered into an employment agreement with David Dodd confirming his appointment as the Company’s CEO and a member of the Board. The agreement states the terms of his employment and compensation which consists of: (1) an annual base salary of $250,000; (2) an initial target bonus of up to 65% of annual base salary based on targets established by the Board of Directors; (3) a signing bonus of 1,000,000 shares of restricted stock upon transition as CEO and an additional 1,000,000 shares of restricted stock that will best upon successful commercialization of AsepticSure in the US market; and (4) benefits as offered to other executive employees.

The Company also agreed to a change of control provision that will pay severance compensation to Mr. Dodd in the event his employment is terminated by the Company without cause or by Mr. Dodd for good reason, as defined in the agreement.

Other Payables

As of September 30, 2017, and December 31, 2016, the Company had $224,852 of past due payables for which the Company has not received statements or demands for payment for over 19 years. Although management of the Company does not believe that the amounts will be required to be paid, the amounts are recorded as other payables until such time as the Company is certain that no liability exists and until the statute of limitations has expired.

Operating Leases

The Company operates a certified laboratory located at Innovation Park, Queen’s University in Kingston, Ontario, Canada, which provides a primary research and development platform. The lease term is June 30, 2016 through June 29, 2018, with a monthly lease payment of $3,550 Canadian Dollars plus the applicable goods and services tax.

The Company has a lease arrangement for office space in Kalamazoo, Michigan. Monthly payments are approximately $1,000 and the lease expires in February of 2018. The Company previously had a month-to-month lease for office space located in California, with monthly payments of approximately $2,556. In February 2017, the Company gave 60-days’ notice that the lease would be terminated as of April 30, 2017 and has no further obligation under the lease.

NOTE 8     EQUITY TRANSACTIONS

Recapitalization

On December 15, 2016, the Company’s stockholders approved the Board’s recommendation to increase the number of authorized shares of common stock from 395,000,000 to 500,000,000 shares in order to provide the Company with sufficient authorized shares to accomplish its objectives. The Company filed an amendment to modify its Articles of Incorporation with the State of Nevada on January 4, 2017, which was approved by the Secretary of State on January 24, 2017.

Common Stock Issuances

During January 2016, the Company issued 500,000 restricted shares of common stock to a consultant. The fair value of the shares on the date of grant was $48,000, or $0.096 per share. The Company recorded compensation expense of $48,000 in connection with the issuance of the shares.

During May 2017, the Company issued 250,000 restricted shares of common stock to a consultant. The fair value of the shares on the date of the grant was $17,500, or $0.07 per share. The Company recorded compensation expense of $17,500 in connection with the issuance of the shares.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 8     EQUITY TRANSACTIONS (Continued)

Common Stock Issuances (continued)

During the nine months ended September 30, 2017, the Company issued and sold 8,333,334 restricted shares of common stock at a price of $0.06 per share to accredited investors, which included the Company’s Chairman and Interim CEO, and an independent director, for net proceeds of $500,000 as part of a private offering. The market price of the Company’s common stock on the dates of these transactions ranged from $0.06 to $0.10 per share.

Common Stock Options and Awards

The Company recognizes stock-based compensation expense for grants of stock option awards, stock awards, restricted stock units and restricted stock under the Company’s Incentive Plan to employees and nonemployee members of the Company’s Board of Directors. In addition, the Company grants stock options to nonemployee consultants from time to time in consideration for services performed for the Company.

The Company’s 2016 Equity Incentive Award Plan (the “2016 Plan”) was approved on December 15, 2016 by the stockholders. The 2016 Plan replaces the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), 2009 Incentive Stock Plan (the “2009 Plan”), 2012 Equity Incentive Award Plan (the “2012 Plan”), and the 2014 Equity Incentive Plan (the “2014 Plan” and, together with the 2008, 2009, and 2012 Plans, the “Prior Plans”). Options and awards previously granted under the Prior Plans that have not yet expired by their terms will remain outstanding until their expiration dates. Following adoption of the 2016 Plan, the Company no longer makes any grants or awards under the Prior Plans. The 2016 Plan replaces all previous plans and reserves a total of 10,000,000 shares of common stock for awards granted under the 2016 Plan. Under the 2016 Plan, as of September 30, 2017, the Company had granted options, net of forfeitures, for the purchase of a total of 6,650,000 shares, had awarded 2,000,000 shares with an additional 1,000,000 shares to be awarded upon achievement of certain performance milestones, leaving 350,00 options available for future grants or awards.

The Company estimates the fair value of each stock option award by using the Black-Scholes option-pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the expected life of the options. Because the Company does not pay dividends, the dividend rate variable used in the Black-Scholes option-pricing model is zero. For the three months ended September 30, 2017 and 2016, the Company recorded stock-based compensation of $89,549 and $0, respectively. For the nine months ended September 30, 2017 and 2016, the Company recorded stock-based compensation of $807,610 and $48,000, respectively, of which $494,086, relates to options granted to employees, directors and consultants. Upon the appointment of Mr. Esposito as Interim CEO and subsequently, Mr. Dodd as CEO, the Company incurred one-time charges in aggregate of $210,000 resulting from two separate stock awards of 1,000,000 shares of common stock each. Additionally, the Company recorded a one-time charge of $89,064 relating to the modification of vesting relating to 750,000 options issued in 2014 to Mr. Esposito upon his appointment as Interim CEO. The Company also recorded a one-time charge of $14,460 of stock-based compensation expense for the modification relating to the extension of exercisability from three weeks to three years upon retirement related to Mr. Marshall and Dr. Marshall’s stock options. In June 2017, Mr. Hoyt retired from the Board and was offered the same extension of exercisability related to his options, as that was provided to Mr. Marshall and Dr. Marshall. As the stock price on the date of modification of Mr. Hoyt’s options was significantly lower than the option’s exercise price, no additional expense was recorded as the result of this modification. An additional 1,000,000 shares of common stock has been reserved as a performance award to Mr. Dodd as part of his appointment to CEO, contingent upon meeting certain performance milestones. No expense has yet been recorded in conjunction with this award as the milestones have not been met as of September 30, 2017. As of September 30, 2017, the Company had outstanding unvested options for a total of 575,000 shares with related unrecognized expense of approximately $44,000. The Company will recognize this expense over the service period or when the achievement of the required milestones becomes probable.

During 2017, the Company estimated the fair value of the stock options at the date of each grant based on the following weighted average assumptions:

Risk-free interest rate	1.36% to 1.99%
Expected life	5 years
Expected volatility	98.38% to 101.86%
Dividend yield	0.00%

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 8     EQUITY TRANSACTIONS (Continued)

Common Stock Options and Awards (Continued)

The following is a summary of the status of the Company’s outstanding options as of September 30, 2017 and changes during the nine months then ended:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

As of December 31, 2016	20,715,000	$0.143	2.08	$261,220
Granted	6,900,000	0.097
Expired and canceled	(7,300,000)	0.206
Exercised	-	-
As of September 30, 2017	20,315,000	0.105	3.69	-
Exercisable	19,740,000	0.105	3.65	-

Warrants

During October 2016, the Company issued warrants to purchase up to $1,000,000 in common stock with the number of shares determined based on a 20-day average stock price prior to the date of exercise with the exercise prices discounted 40%. The warrants are exercisable between January 31, 2017 and January 30, 2018, at which point the outstanding warrants expire (see Note 6).

During May 2017, the Company issued a warrant to purchase up to 750,000 shares of common stock at an exercise price of $0.10 per share to a third-party consultant. The warrant will vest when certain milestones are achieved and will expire three years from the date of issuance.

NOTE 9    RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under US GAAP. The core principle of ASU No. 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU No. 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process that are required under existing US GAAP. The standard is effective for annual reporting periods beginning after December 15, 2017, and interim periods therein. Earlier adoption is permitted only as of annual reporting periods beginning after December 15, 2016. The Company is assessing the impact, if any, of implementing this guidance on its consolidated financial position, results of operations and liquidity.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740), simplifying the presentation of deferred income taxes on the balance sheet by requiring companies to classify everything as either a non-current asset or non-current liability. ASU No. 2015-17 is effective for annual and interim reporting periods beginning after December 15, 2016 and was adopted by the Company in the quarter ended March 31, 2017. The effect of this guidance was immaterial to the Company’s consolidated results of operations, financial position and cash flows.

In February 2016, the FASB released ASU No. 2016-02, Leases (Topic 842), to bring transparency to lessee balance sheets. ASU No. 2016-02 will require organizations that lease assets (lessees) to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. ASU No. 2016-02 will apply to both types of leases; capital (or finance) leases and operating leases. Previously, US GAAP has required only capital leases to be recognized on lessee balance sheets. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early application is permitted. The Company is assessing the impact of ASU No. 2016-02 may have on its future financial position, results of operations and liquidity.

MEDIZONE INTERNATIONAL, INC., SUBSIDIARY AND AFFILIATE
Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 9     RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. ASU No. 2016-09 is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows, and forfeitures. ASU No. 2016-09 is effective for years ending after December 31, 2016, and was adopted by the Company in the quarter ended March 31, 2017. The effect of this guidance was immaterial to the Company’s consolidated results of operations, financial position and cash flows.

In October 2016, the FASB issued ASU No. 2016-17, Interests held Through Related Parties That are Under Common Control. ASU No. 2016-17 clarifies the consolidation process for the primary beneficiary of a Variable Interest Entity (VIE) should that related party have indirect interests under common control with the reporting entity. ASU No. 2016-17 is effective for years ending after December 31, 2016 and was adopted by the Company in the quarter ended March 31, 2017. The effect of this guidance was immaterial to the Company’s consolidated results of operations, financial position and cash flows.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. ASU No. 2017-04 eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. This guidance is effective for annual and interim periods of public entities beginning after December 15, 2019, with early adoption permitted for interim periods after January 1, 2017. The Company is currently assessing the potential impact ASU No. 2017-04 will have on the Company’s consolidated results of operations, financial position and cash flows.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718). ASU No. 2017-09 provides clarity and reduces the diversity in practice and complexity in determining when additional expense should be recorded resulting from a modification to stock-based grants and awards. ASU No. 2017-09 is effective for annual periods beginning after December 15, 2017. Early adoption is permitted for interim periods. The Company is currently assessing the potential impact ASU No. 2017-09 will have on the Company’s consolidated results of operations, financial position and cash flows.

NOTE 10 SUBSEQUENT EVENTS

In October 2017, the Company agreed as part of a Supply and License Agreement to issue a warrant to acquire 1,000,000 shares of the Company’s common stock at $0.10 per share.  The warrants are vested immediately and have a five-year term.

Between October 1, 2017 and November 8, 2017, the Company sold 2,000,000 shares of common stock in a private offering to the CEO, who is considered to be an accredited investor (the “Fall 2017 Private Offering”), at a price of $0.05 per share, for gross proceeds of $100,000.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by the Company in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$109
Accounting Fees and Expenses*	$20,000
Legal Fees and Expenses*	$20,000
Blue Sky Fees and Expenses*	$0
Printing and Engraving*	$10,000
Miscellaneous*	$500
Total Estimated Expenses*	$50,609
* Estimated

Item 14. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, our stockholders will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit our right or the right of any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Item 15. Recent Sales of Unregistered Securities

Year Ended December 31, 2015

During the quarter ended September 30, 2015, we sold an aggregate of 2,600,000 restricted shares of Common Stock to five accredited investors for cash proceeds totaling $130,000 at a price of $0.05 per share, as follows: (i) on August 3, 2015, we sold 200,000 shares of Common Stock for cash proceeds of $10,000; (ii) on August 5, 2015, we sold 500,000 shares of Common Stock for cash proceeds of $25,000; (iii) on August 17, 2015, we sold 1,000,000 shares of Common Stock for cash proceeds of $50,000; and (iv) on August 31, 2015, we sold 900,0000 shares of Common Stock for cash proceeds of $45,000. The purchasers of the shares in these private placements included a director of the Company as well as existing stockholders not otherwise affiliated with the Company. There were no underwriters involved. The proceeds were used for general operating expenses and to pay for the development of the AsepticSure® system. The sales were made without registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(a)(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

Year Ended December 31, 2016

In October 2016, we issued an aggregate of 20,000,000 shares of Common Stock at $0.05 per share pursuant to the exercise of warrants for aggregate cash consideration of $1,000,000. The shares were issued in a private transaction with the holder of the warrants, who is our distributor for certain territories in South America. There were no underwriters involved. The proceeds were used for general operating expenses and to pay for the development of the AsepticSure® system. The sale was made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(a)(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

On October 21, 2016, in connection with the amendment and restatement of a distribution agreement for certain territories in South America, we granted warrants (the “New Warrants”) for the purchase of shares of Common Stock for a total purchase price of $1,000,000 to our distributor for such territories. The New Warrants expired on January 30, 2018.

Year Ended December 31, 2017

In March 2017, we awarded our Chairman and Interim CEO 1,000,000 restricted shares of Common Stock as part of an employment agreement. The shares had a fair market value of $150,000 on the date of issuance.

In May 2017, we awarded 250,000 restricted shares of Common Stock to a third-party consultant pursuant to a consulting agreement. The shares had a fair market value of $17,500 on the date of the issuance. Additionally, the consultant received a warrant to purchase up to 750,000 shares of common stock at an exercise price of $0.10 per share.

In September 2017, we awarded our newly appointed CEO 1,000,000 restricted shares of Common Stock as part of an employment agreement. The shares had a fair market value of $60,000 on the date of issuance.

During the nine months ended September 30, 2017, we issued an aggregate of 8,333,334 shares of Common Stock at $0.06 per share as part of a private offering. The private offering raised gross proceeds of $500,000. There were no underwriters involved. The proceeds were used for general operating expenses and to pay for the development of the AsepticSure® system. The sales were made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(a)(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

During the three months ended December 31, 2017, we issued 3,500,000 shares of Common Stock at $0.05 per share as part of a private offering. The private offering raised gross proceeds of $175,000. There were no underwriters involved. The proceeds were used for general operating expenses and to pay for the development of the AsepticSure® system. The sales were made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(a)(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

Item 16. Exhibits and Financial Statement Schedules

The following is a complete list of Exhibits filed as part of this Registration Statement:

(a) Exhibits

Exhibit No.	Description
2	Agreement and Plan of Reorganization, March 12, 1986 (1)
3(i)(a)	Articles of Incorporation (1)
3(i)(b)	Articles of Amendment to Articles of Incorporation (2)
3(i)(c)	Articles of Amendment to Articles of Incorporation (3)
3(i)(d)	Certificate of Amendment to Articles of Incorporation (4)
3(ii)	Bylaws (1)
5*	Opinion re Legality
10.1	Employment Agreement between Medizone International, Inc. and David A. Esposito dated effect March 1, 2017 (5)
10.2	Waiver of Claims, General Release and Non-Solicitation Agreement dated February 28, 2017, between Medizone International, Inc. and Edwin G. Marshall (5)
10.3	Waiver of Claims, General Release and Non-Solicitation Agreement dated February 28, 2017, between Medizone International, Inc. and Jill Marshall (5)
10.4	Executive Employment Agreement with Stephanie L. Sorensen dated October 1, 2016 (6)
10.5	Change of Control Addendum, dated as of November 1, 2017, to Executive Employment Agreement with Stephanie L. Sorensen dated October 1, 2016 (7)
10.6	2016 Equity Incentive Award Plan (8)
10.7	Employment Agreement between Medizone International, Inc. and David A. Dodd, dated September 15, 2017 (9)
10.8	Change of Control Addendum to Employment Agreement between Medizone International and David A. Dodd dated September 19, 2017 (9)
10.9	Employment Agreement between Medizone International, Inc. and Philip A. Theodore, dated as of November 1, 2017 (7)
10.10	Change of Control Addendum to Employment agreement between Medizone International, Inc. and Philip A. Theodore dated November 1, 2017 (7)
10.11	Amended and Restated Distribution Agreement dated as of October 21, 2016 (10)
10.12	Form of New Warrants (10)
10.13	Securities Purchase Agreement, dated January 31, 2018, by and between Medizone International, Inc. and L2 Capital LLC (11)
10.14	Securities Purchase Agreement, dated January 31, 2018, by and between Medizone International, Inc. and SBI Investments LLC, 2014-1(12)
10.15	Convertible Promissory Note, dated January 31, 2018, made by Medizone International, Inc. in favor of L2 Capital, LLC (13)
10.16	Convertible Promissory Note, dated January 31, 2018, made by Medizone International, Inc. in favor of SBI Investments LLC, 2014-1 (14)
10.17	Common Stock Purchase Warrant, dated January 31, 2018, by and between Medizone International, Inc. and L2 Capital, LLC (15)
10.18	Common Stock Purchase Warrant, dated January 31, 2018, by and between Medizone International, Inc. and SBI Investments LLC, 2014-1 (16)
10.19	Equity Purchase Agreement, dated January 31, 2018, by and between Medizone International, Inc. and L2 Capital, LLC and SBI Investments LLC, 2014-1 (17)
10.20	Registration Rights Agreement, dated January 31, 2018, by and between Medizone International, Inc. and L2 Capital, LLC and SBI Investments LLC, 2014-1(18)
10.21+	Trading Agreement, dated January 31, 2018, as amended and restated on February 11, 2018, by and between L2 Capital, LLC and SBI Investments LLC, 2014-1
21+	Subsidiaries of Registrant
23(a)+	Consent of Tanner LLC
23(b)	Consent of Durham Jones & Pinegar, P.C. (19)
24	Power of Attorney (20)

* To be filed by amendment.
+ Filed herewith

(1) Incorporated by reference to Registration Statement on Form S-18 (no. 2-93277-D), May 14, 1985.
(2) Incorporated by reference to Annual Report on Form 10-KSB for period ended December 31, 1986.
(3) Incorporated by reference to Quarterly Report on Form 10-Q for period ended September 30, 2009.
(4) Incorporated by reference to Current Report on Form 8-K filed on February 27, 2017.
(5) Incorporated by reference to Current Report on Form 8-K filed February 28, 2017.
(6) Incorporated by reference to Current Report on Form 8-K filed October 7, 2016.
(7) Incorporated by reference to Current Report on Form 8-K filed on November 3, 2017.
(8) Incorporated by reference to the Company’s Definitive Proxy Statement filed on Form 14A on August 4, 2016.
(9) Incorporated by reference to Current Report on Form 8-K filed on September 19, 2017.
(10) Incorporated by reference to Current Report on Form 8-K filed on October 27, 2016.
(11) Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on February 5, 2018.
(12) Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on February 5, 2018.
(13) Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on February 5, 2018.
(14) Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on February 5, 2018.
(15) Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on February 5, 2018.
(16) Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed on February 5, 2018.
(17) Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed on February 5, 2018.
(18) Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed on February 5, 2018.
(19) Included in Exhibit 5, above.
(20) See page II-7.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) If the undersigned Registrant is relying on Rule 430B:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(7)          The undersigned Registrant hereby undertakes that:
(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on the date(s) indicated below.

MEDIZONE INTERNATIONAL, INC.

By:	/s/ David A. Dodd
David A. Dodd
Title: Chief Executive Officer
Date: February 5, 2018

By:	/s/ Stephanie L. Sorensen
Stephanie L. Sorensen
Title: Chief Financial Officer
Date: February 8, 2018

POWER OF ATTORNEY

Each person whose signature appears below appoints David A. Dodd and Philip A. Theodore, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ David A. Dodd	Chief Executive Officer (Principal Executive Officer) and Director	February 5, 2018
David A. Dodd
/s/ Stephanie L. Sorensen	Chief Financial Officer (Principal Accounting and Financial Officer)	February 8, 2018
Stephanie L. Sorensen
/s/ David A. Esposito	Chairman of the Board of Directors	February 5, 2018
David A. Esposito
/s/ Michael E. Shannon	President and Director	February 6, 2018
Michael E. Shannon
/s/ Vincent C. Caponi	Director	February 6, 2018
Vincent C. Caponi
/s/ Stephen F. Meyer	Director	February 6, 2018
Stephen F. Meyer